ARRANGEMENT AGREEMENT

AMONG

INTERNATIONAL ABSORBENTS INC.

IAX ACQUISITION CORPORATION

AND

IAX CANADA ACQUISITION COMPANY INC.

December 14, 2009

TABLE OF CONTENTS

ARTICLE I THE ARRANGEMENT

2

Section 1.01

Interim Order

2

Section 1.02

Final Order

2

Section 1.03

Arrangement Filings and Effective Date

2

Section 1.04

Meeting

2

Section 1.05

Shareholder Approval

3

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3

Section 2.01

Organization and Qualification

3

Section 2.02

Organizational Documents

4

Section 2.03

Capitalization

4

Section 2.04

Subsidiaries

4

Section 2.05

Authority Relative to this Agreement

5

Section 2.06

No Conflict; Required Filings and Consents.

5

Section 2.07

Reports; Financial Statements.

6

Section 2.08

Material Adverse Effect; Undisclosed Liabilities; Indebtedness.

8

Section 2.09

Absence of Certain Changes or Events

8

Section 2.10

Absence of Litigation

10

Section 2.11

Opinion of Financial Advisor

10

Section 2.12

Brokers

10

Section 2.13

Information Circular

11

Section 2.14

Environmental Matters

11

Section 2.15

Real Property

12

Section 2.16

Personal Property

13

Section 2.17

Contracts

13

Section 2.18

Insurance Policies

14

Section 2.19

Compliance with Laws

14

Section 2.20

Tax Matters

15

Section 2.21

Change of Control Provisions

17

Section 2.22

Employees

17

Section 2.23

Permits

18

Section 2.24

Employee Benefit Plans

18

Section 2.25

Intellectual Property Rights

20

Section 2.26

Customers

21

Section 2.27

Products Liability

21

Section 2.28

Working Capital

22

Section 2.29

Investment Canada Act

22

Section 2.30

Approval of Arrangement

22

Section 2.31

Anti-Takeover Provisions; Rights Agreement

22

Section 2.32

Holding Company

22

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TABLE OF CONTENTS (Cont'd)

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBCO

23

Section 3.01

Organization and Qualification

23

Section 3.02

Authority Relative to this Agreement

23

Section 3.03

No Conflict; Required Filings and Consents

23

Section 3.04

Information Supplied

23

Section 3.05

Brokers

24

ARTICLE IV CONDUCT OF BUSINESS PENDING THE ARRANGEMENT

24

Section 4.01

Conduct of Business by the Company Pending the Arrangement

24

Section 4.02

Subsequent Company Documents; Monthly Financial Statements

27

ARTICLE V ADDITIONAL AGREEMENTS

28

Section 5.01

Interim Order; Information Circular; Final Order

28

Section 5.02

Appropriate Action; Consents; Filings

30

Section 5.03

Access to Information

31

Section 5.04

No Solicitation

31

Section 5.05

D&O Indemnification

34

Section 5.06

Notification of Certain Matters

35

Section 5.07

Public Announcements

35

Section 5.08

Shareholder Approval

36

Section 5.09

Securities Exchange Filings

36

Section 5.10

Company Stock Options; Company Restricted Stock Grants

36

Section 5.11

Transaction Litigation

36

Section 5.12

Further Assurances

37

Section 5.13

Financing

37

Section 5.14

Deposit in Escrow

37

ARTICLE VI CONDITIONS TO THE ARRANGEMENT

37

Section 6.01

Conditions to the Obligations of Each Party

37

Section 6.02

Conditions to the Obligations of Parent and Subco

38

Section 6.03

Conditions to the Obligations of the Company

40

Section 6.04

Merger of Conditions

41

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER

41

Section 7.01

Termination

41

Section 7.02

Method of Termination; Effect of Termination

42

Section 7.03

Payments on Termination

43

Section 7.04

Amendment

44

Section 7.05

Extension; Waiver

44

ARTICLE VIII GENERAL PROVISIONS

44

Section 8.01

Non-Survival of Representations, Warranties and Agreements

44

Section 8.02

Expenses

45

Section 8.03

Notices

45

Section 8.04

Certain Definitions

46

Section 8.05

Interpretation

55

Section 8.06

Severability

56

Section 8.07

Entire Agreement; Assignment

56

Section 8.08

Parties in Interest

56

Section 8.09

Specific Performance and Remedies

57

Section 8.10

Governing Law; Jurisdiction; Waiver of Jury Trial

57

Section 8.11

Headings

58

ii

TABLE OF CONTENTS (Cont'd)

Section 8.12

Counterparts

58

Section 8.13

Construction

58

Section 8.14

Confidentiality Agreement

58

Section 8.15

No Personal Liability of Directors or Officers

58

Schedule

Disclosure Letter

Exhibits

Exhibit A

–

Plan of Arrangement

Exhibit B

–

Support Agreement

Exhibit C-1

–

Form of Release from Company Financial Advisor

Exhibit C-2

–

Form of Release from Arctic Acquisitions Inc.

Exhibit D

–

Form of FIRPTA Certificate

Exhibit E

–

Form of Management Non-Compete Agreement

Exhibit F

–

Company Common Shares of Management Shareholders

iii

ARRANGEMENT AGREEMENT

This ARRANGEMENT AGREEMENT dated December 14, 2009 (this "Agreement") is made and entered into by and among IAX Acquisition Corporation, a corporation incorporated under laws of the State of Delaware ("Parent"), IAX Canada Acquisition Company Inc., a corporation incorporated under the laws of the Province of British Columbia and a wholly-owned Subsidiary of Parent ("Subco"), and International Absorbents Inc., a corporation incorporated under the laws of the Province of British Columbia (the "Company").  Parent, Subco and the Company are sometimes referred to herein individually as a "Party" and collectively as the "Parties".  Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 8.04 hereof.

WHEREAS, subject to the terms and conditions hereof, Parent, through its wholly-owned subsidiary, Subco, proposes to acquire all of the outstanding common shares in the capital of the Company (the "Company Common Shares") for $4.75 per Company Common Share in cash (the aggregate consideration payable under this Agreement shall be referred to as ("Purchase Price"));

WHEREAS, the Company intends to propose to its Shareholders at the Meeting a statutory plan of arrangement under Division 5 of Part 9 of the BCBCA as a result of which, among other things, (i) Subco will acquire all of the outstanding Company Common Shares for the Purchase Price per Company Common Share, (ii) all of the Company Stock Options that have not been exercised into Company Common Shares prior to the Effective Time will be cancelled for cash consideration equivalent to the positive difference, if any, between the Purchase Price and the exercise price thereof, all in accordance with the terms of the Plan of Arrangement and (iii) all of the outstanding Company Restricted Stock Grants that have not been converted into Company Common Shares prior to the Effective Time will be cancelled for the Purchase Price per Company Common Share.

WHEREAS, each Management Shareholder is either the beneficial owner of, or controls or directs the voting in respect of, the Company Common Shares (including any Company Common Shares issued or issuable upon (x) the conversion of the Company Restricted Stock Grants held by such Management Shareholder or (y) the exercise of the Common Stock Option held by such Management Shareholder) listed opposite such Management Shareholder's name on Exhibit F attached hereto, representing in the aggregate approximately 17.23% of the issued and outstanding Company Common Shares (on a fully diluted basis) and each Management Shareholder has, pursuant to and subject to the terms and conditions of the Support Agreement, agreed to vote the Company Common Shares beneficially owned by such Management Shareholder, or in respect of which such Management Shareholder controls or directs the voting rights attaching thereto, in favor of the Arrangement Resolution;

WHEREAS, the Board, after consultation with its advisors, has unanimously (subject to any abstention requirement set forth in Section 149 of the BCBCA) determined that the Arrangement is fair to the Securityholders and in the best interests of the Company and has resolved to enter into this Agreement and to recommend that the Shareholders vote in favor of the Arrangement Resolution, all on the terms and subject to the conditions contained herein; and

WHEREAS, the Arrangement described herein is subject to the approval of Shareholders holding at least two-thirds of the Company Common Shares represented at the Meeting and satisfaction of certain other conditions described in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I
THE ARRANGEMENT

Section 1.01

Interim Order

 As soon as practicable following receipt of notice by the Company of the SEC Clearance, but in no event later than five (5) Business Days following such notice, the Company shall apply to the Court pursuant to the provisions of Division 5 of Part 9 of the BCBCA for the Interim

Order providing for, among other things, the calling and holding of the Meeting for the purpose of obtaining the approval of the Shareholders set forth in Section 1.05 and the granting of Dissent Rights.

Section 1.02

Final Order

  If the Interim Order and the approval of Shareholders set forth in Section 1.05 are obtained, the Company shall promptly thereafter take all steps necessary or desirable to submit the Arrangement to the Court and apply for the Final Order in accordance with Section 5.01(g).

Section 1.03

Arrangement Filings and Effective Date

 As soon as practicable following receipt of the Final Order, the Company shall take all necessary steps to give effect to the Arrangement in accordance with Section 5.01(h) and implement the Plan of Arrangement, including filing, pursuant to section 292 of the BCBCA, the Arrangement Filings with the Registrar.  The steps of the Arrangement shall become effective in the order set out in the Plan of Arrangement.

Section 1.04

Meeting

(a)

the Company shall, promptly after the receipt of the Interim Order, but in no event later than five (5) Business Days thereafter (the "Mailing Deadline"): (i) file the Information Circular in all jurisdictions where the same is required to be filed by it; and (ii) mail the Information Circular to Securityholders in accordance with the Interim Order and applicable Law;

(b)

the Meeting shall be held as soon as reasonably practicable following receipt of the Interim Order, having regard to applicable Laws including National Instrument 54-101 of the Canadian Securities Authorities, but in no event later than sixty (60) days following the date of the SEC Clearance (the "Meeting Deadline"), and shall be held on a Business Day to be agreed upon by the Parties; and

(c)

the Company shall, subject to Section 5.04, (i) through the Board, recommend that Shareholders vote in favor of the Arrangement Resolution (the "Company Recommendation") and include such recommendation in the Information Circular; (ii) use its reasonable best efforts to secure the approval of the Arrangement Resolution by Shareholders as provided in Section 2.05; and (iii) solicit proxies from Shareholders to be voted at the Meeting in favor of the Arrangement Resolution.

Section 1.05

Shareholder Approval

 The Arrangement Resolution shall be subject to the approval of two-thirds of the votes cast by or on behalf of those Shareholders present or represented by proxy at the Meeting.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in a separate disclosure letter dated the date hereof referring to the Sections contained in this Agreement, which has been delivered by the Company to Parent and Subco prior to the execution of this Agreement (the "Disclosure Letter"), the Company hereby represents and warrants to Parent and Subco that:

Section 2.01

Organization and Qualification

  Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite organizational power and authority and all necessary governmental approvals to own, lease and operate the properties and assets it currently owns, operates or holds under lease and to carry on its business as it is now being conducted.  Each of the Company and its Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.  The term "Company Material Adverse Effect" means, when used in connection with the Company, any change, effect, event, occurrence, condition or development that is or is reasonably likely to be materially adverse to (i) the business, assets, liabilities, properties, results of operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement, which, in each

2

case, shall include any change, effect, event, occurrence condition or development that had or is reasonably likely to decrease the Company's EBITDA in an amount greater than $500,000 (other than any such decrease directly attributable to the payment of Company Transaction Expenses); provided, however, that a Company Material Adverse Effect shall not, in and of itself, include the impact attributable to (a) a change in the trading price or the trading volume of the Company's equity securities, either alone or in combination, (b) any change in GAAP made after the date hereof, (c) a change, effect, event, occurrence, condition or development that directly or indirectly results from any act or omission of the Company made with the prior written consent of Parent or Subco where the Company has provided full disclosure of such act or omission, (d) any change in general economic conditions or in the industry in which the Company is engaged in business, or (e) any change or effects arising out of the announcement of the Transactions or the consummation of the Transactions; provided, however, that changes set forth in clauses (b) or (d) above shall be taken into account in determining whether a "Company Material Adverse Effect" has occurred or would reasonably be likely to occur if and to the extent such changes have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to the other participants in the principal industries and geographic markets in which the Company and its Subsidiaries conduct their businesses; provided, further, that, for the purposes of clarity, the underlying causes of any change set forth in clause (a) shall be taken into account in determining whether a "Company Material Adverse Effect" has occurred or would reasonably be likely to occur.

Section 2.02

Organizational Documents

 The Company has heretofore furnished to Parent and Subco complete and correct copies of its and each of its Subsidiaries' constating and organizational documents, as applicable (collectively, the "Organizational Documents"), each as amended to the date hereof.  The Organizational Documents are in full force and effect.  Neither the Company nor any of its Subsidiaries is in violation in any material respect of any provision of its Organizational Documents.

Section 2.03

Capitalization

  The authorized capital of the Company consists of an unlimited number of Company Common Shares.  There are (i) 6,410,282 Company Common Shares that are issued and outstanding as of the date hereof, (ii) Company Restricted Stock Grants that are convertible into 37,560 Company Common Shares that are issued and outstanding as of the date hereof and (iii) Company Stock Options to purchase 691,780 Company Common Shares that are issued and outstanding as of the date hereof.  All outstanding Company Common Shares have been duly authorized and validly issued and are outstanding as fully paid and non-assessable shares in the capital of the Company.  Section 2.03 of the Disclosure Letter identifies and describes the number of Company Restricted Stock Grants and Company Common Shares to be received upon the conversion or exercise thereof (and the holder and, in the case of the Company Stock Options, the exercise price thereof) of each Company Restricted Stock Grant and each Company Stock Option (including the vesting schedule for such Company Restricted Stock Grant and such Company Stock Option, as applicable, and whether the holder of such Company Restricted Stock Grants and such Company Stock Option provided services to the Company or its Subsidiary).  Except for the Company Restricted Stock Grants and Company Stock Options and except as set forth on Section 2.03 of the Disclosure Letter, there are no existing stock grants, options, warrants, convertible securities, calls, subscriptions, or other rights or other agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, contingently or otherwise, any shares in the capital of the Company or any other securities convertible into or evidencing the right to subscribe for any such shares.  Except as set forth on Section 2.03 of the Disclosure Letter, there are no outstanding stock appreciation rights or similar phantom equity securities issued by the Company with respect to the capital of the Company.  All outstanding Company Common Shares, all outstanding Company Restricted Stock Grants and all outstanding Company Stock Options have been issued and granted in compliance with all applicable Securities Laws and other Laws.

Section 2.04

Subsidiaries

 Except as set forth in Section 2.04 of the Disclosure Letter, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity.  Except as set forth in Section 2.04 of the Disclosure Letter, all outstanding shares of stock (or other interest of equity ownership) of each Subsidiary of the Company have been duly authorized and validly issued and, if applicable, are fully paid and non-assessable, and are owned, directly or indirectly, by the Company free and clear of any Liens, and there are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character, obligating any Subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of such Subsidiary or any securities or obligations convertible

3

or exchangeable for such shares or to grant, extend or enter into any such option, warrants, convertible security, call, right, commitment, preemptive right or agreement.

Section 2.05

Authority Relative to this Agreement

(a)

The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than (x) the approval of the Arrangement Resolution by the Shareholders as contemplated herein and (y) the approval of the Information Circular by the Board).  This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(b)

Except as may be required by the Court, the affirmative vote of the Shareholders holding two-thirds of the Company Common Shares represented at the Meeting is the only vote of the holders of any class or series of capital stock of the Company or any of its Subsidiaries required to approve this Agreement or any of the Transactions.  No other vote of the Securityholders or directors of the Company or any of its Subsidiaries is required by Law, the Organizational Documents of the Company or any of its Subsidiaries or otherwise in order for the Company to consummate the Transactions.

(c)

The Company has not adopted a shareholder rights plan or any similar plan or instrument that is in effect as of the date hereof except the Rights Agreement.

Section 2.06

No Conflict; Required Filings and Consents

(a)

The execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the Transactions will not, (i) conflict with or violate the Organizational Documents of the Company or any of its Subsidiaries, (ii) conflict with or violate any United States (federal, state or local), Canadian (federal, provincial or local) or foreign law, statute, ordinance, rule, regulation, order, judgment, decree or common law (collectively, "Laws") applicable to the Company or any of its Subsidiaries or by which any of its properties or assets is bound or affected, except for such conflicts or violations that, individually or in the aggregate, would not have a Company Material Adverse Effect or (iii) result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound or affected, except as disclosed in Section 2.06 of the Disclosure Letter and except for any such violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect or will not prevent or delay the consummation of the Transactions.

(b)

Except as disclosed in Section 2.06 of the Disclosure Letter, the execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority which is required to be obtained or made by the Company or any of its Subsidiaries, except (i) for the Interim Order, the SEC Clearance, the Final Order and the Arrangement Filings or (ii) where the failure to obtain such consents, approvals or authorizations, or to make such filings or notifications would not (x) prevent or materially delay the consummation of the Transactions, (y) otherwise prevent or materially delay performance by the Company of any of its obligations under this Agreement or (z) individually or in the aggregate, be reasonably likely to  have a Company Material Adverse Effect.  As of the date of this Agreement, Company knows of no reason why all regulatory approvals from any Governmental Authority required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

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Section 2.07

Reports; Financial Statements

(a)

All forms, reports, schedules, prospectuses, circulars, statements and other documents (together with any amendments thereto) filed by it with any of the Canadian Securities Authorities, the SEC and AMEX since January 31, 2007 and any correspondence related thereto (such forms, reports, schedules, prospectuses, circulars, statements and other documents, including any financial statements or other documents, including any schedules included therein, are referred to as the "Company Documents"), at the time filed (and if amended or superseded by a filing prior to the date of this Agreement then, on the date of such filing), (i) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the requirements of applicable Securities Laws.  The Company has not filed any confidential material change report with the Canadian Securities Authorities, the SEC or any other securities authority or regulator or any stock exchange or other self-regulatory authority which as of the date hereof remains confidential.  None of Company's Subsidiaries is required to file any reports or other documents with any of the Canadian Securities Authorities, the SEC or AMEX.  As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC or the Canadian Securities Authorities with respect to any of the Company Documents.  To the Company's Knowledge, as of the date hereof, none of the Company Documents is the subject of an ongoing review by either the SEC or the Canadian Securities Authorities, outstanding comment by either the SEC or the Canadian Securities Authorities or outstanding investigation by either the SEC or the Canadian Securities Authorities.

(b)

The annual audited consolidated financial statements and the quarterly unaudited consolidated financial statements of Company, including the notes thereto, included in the Company Documents (the "Company Financial Statements") (i) complied as to form in all material respects with applicable accounting requirements in Canada and the U.S. and with the published rules and regulations of applicable Governmental Authorities, the Canadian Securities Authorities, the SEC and AMEX with respect thereto as of their respective dates, and (ii) are in accordance with generally accepted accounting principles of the U.S. ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto).  The Company Financial Statements present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of Company and its Subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and the absence of footnotes thereto) and reflect appropriate and adequate reserves in respect of contingent liabilities, if any, of Company and its Subsidiaries on a consolidated basis.  Since January 31, 2004, there has been no change in Company's accounting policies, except as described in the notes to the Company Financial Statements.

(c)

Since January 31, 2007, the books and records of the Company and its Subsidiaries, in all material respects, (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) state in reasonable detail the material transactions and dispositions of the assets of Company and its Subsidiaries and (iii) accurately and fairly reflect the basis for the Company Financial Statements.  The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; and (ii) transactions are recorded as necessary (A) to permit preparation of consolidated financial statements in conformity with GAAP and (B) to maintain accountability of the assets of the Company and its Subsidiaries.

(d)

Since January 31, 2007, the Company's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company's auditors and the audit committee of the Board (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial information and (ii)  any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting, and the Company has provided to Parent copies of any written materials relating to the foregoing and disclosed the foregoing in Section 2.07 of the Disclosure Letter.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and

5

forms of the SEC, and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Company's principal executive officer and its principal financial officer under the Exchange Act with respect to such reports; and such disclosure controls and procedures are effective in alerting the Company's principal executive officer and its principal financial officer in a timely manner of all material information required to be included in the Company's periodic reports required under the Exchange Act.  There are no outstanding loans made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.  Since the enactment of the Sarbanes-Oxley Act of 2002, neither the Company nor any of its Subsidiaries has made any loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any of its Subsidiaries.

(e)

The Company does not hold assets located in the United States (other than investment assets, voting or nonvoting securities of another person, and assets included pursuant to Section 801.40(d)(2) of the HSR Act) having a total value of over $50,000,000, and Company has not made aggregate sales in or into the United States of over $50,000,000 in its most recent fiscal year, all within the meaning of the HSR Act.

(f)

The Company does not carry on an operating business where (i) the aggregate value of the assets in Canada, determined as of such time and in such manner as may be prescribed for purposes of Part IX of the Competition Act and regulations thereunder, that are owned by the Company or corporations controlled by the Company, other than assets that are shares of any of those corporations, would exceed Cdn. $70,000,000, or (ii) the gross revenues from sales in or from Canada determined for such annual period and in such manner as may be prescribed for purposes of Part IX of the Competition Act and regulations thereunder, generated from the assets referred to in subparagraph (i) would exceed Cdn. $70,000,000.

Section 2.08

Material Adverse Effect; Undisclosed Liabilities; Indebtedness

(a)

Since January 31, 2009, there has not been any Company Material Adverse Effect, or any event, condition or development which is reasonably likely to result in a Company Material Adverse Effect.

(b)

Neither the Company nor any of its Subsidiaries has any liabilities or obligations (whether known, whether asserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due, including any liability for Taxes) other than such liabilities or obligations (i) disclosed in Section 2.08 of the Disclosure Letter, (ii) that have been specifically disclosed or provided for on the face of the most recent audited consolidated balance sheet of the Company filed with the SEC, (iii) that have been incurred in the ordinary course of business consistent with past practice since the date of the most recent audited consolidated balance sheet of the Company filed with the SEC, or (iv) that are not required by GAAP to have been included in the Company's consolidated balance sheet.

(c)

Except as set forth in Section 2.08 of the Disclosure Letter, neither the Company nor its Subsidiaries have any outstanding Indebtedness.

Section 2.09

Absence of Certain Changes or Events

  Except as disclosed in Section 2.09 of the Disclosure Letter or as expressly contemplated by this Agreement, since January 31, 2009, neither the Company nor any of its Subsidiaries has, directly or indirectly:

(a)

redeemed, purchased, otherwise acquired, or agreed to redeem, purchase or otherwise acquire, any shares of its capital stock, or declared, set aside or paid any dividend or otherwise made a distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (other than between the Company and a wholly-owned Subsidiary thereof);

(b)

authorized for issuance, issued, sold, delivered, granted or issued any stock grants, options, warrants, calls, subscriptions or other rights for, or otherwise agreed or committed to issue, sell, deliver or grant any shares of any class of its capital stock or any securities convertible into or exchangeable or exercisable for shares of any class of its capital stock, other than pursuant to and in accordance with the Company Stock Option Plan;

6

(c)

except in the ordinary course of business consistent with past practice, (i) created or incurred any Indebtedness, (ii) assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation, made any loans or advances to any other individual, firm or corporation, (iii) entered into any commitment or transaction material to the Company or any of its Subsidiaries, (iv) incurred any material liabilities outside the ordinary course of business consistent with past practice or (v) subjected any asset to any Lien;

(d)

instituted any material change in its accounting methods, principles or practices except as required by GAAP;

(e)

revalued any of its respective assets in any material respect, including without limitation, writing down the value of inventory or writing off notes or accounts receivables, except for amounts previously reserved as reflected in the January 31, 2009 balance sheet;

(f)

suffered any damage, destruction or loss, whether covered by insurance or not, except for such as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect;

(g)

granted any increase in the base compensation of, or made any other material change in the employment terms for, any of its directors, officers and employees, except for increases or changes reflecting or based upon changed responsibilities or duties made in the ordinary course of business consistent with past practice;

(h)

adopted, modified or terminated any bonus, profit-sharing, incentive, severance or other plan or contract for the benefit of any of its directors, officers and employees other than changes which do not materially increase the aggregate cost of such plan or contract;

(i)

except for provision of services or sales in the ordinary course of business consistent with past practice, sold, leased, licensed, assigned, transferred, conveyed or otherwise disposed of any of its assets or property having a book or market value in excess of $50,000;

(j)

entered into any new line of business, or incurred or committed to incur any capital expenditures, obligations or liabilities in connection therewith in excess of $50,000 in the aggregate;

(k)

acquired or agreed to acquire by merging or consolidating with, or agreed to acquire by purchasing a substantial portion of the assets of, or in any other manner, any business of any other Person;

(l)

made any cancellation or waiver of (i) any right material to the operation of the business of the Company or any of its Subsidiaries or (ii) any material debts or claims of the Company or a Subsidiary;

(m)

except for non-exclusive licenses of Intellectual Property Rights granted in the ordinary course of business consistent with past practice, made any disposition (including any sale, assignment, conveyance or license) of, or, to the Company's Knowledge, abandoned or failed to maintain or enforce any Intellectual Property Rights owned or used by the Company or any of its Subsidiaries;

(n)

entered into any agreement, arrangement or transaction with any Affiliate of the Company; or

(o)

agreed to (i) do any of the things described in the preceding clauses (a) through (n) or (ii) take, whether in writing or otherwise, any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Article II untrue or incorrect.

Section 2.10

Absence of Litigation

 There is no claim, action, proceeding or investigation pending or, to the Company's Knowledge, threatened against the Company, any of its Subsidiaries, or any of its properties or assets, before any court, arbitrator or Governmental Authority, which, if adversely determined, would be reasonably likely to result in, individually or in the aggregate, a Company Material Adverse Effect or prevent or

7

materially delay the consummation of the Transactions, nor does the Company have Knowledge of any basis for such claims, actions, proceedings or investigations.  Except as disclosed in Section 2.10 of the Disclosure Letter, neither the Company nor any of its Subsidiaries nor any of their respective properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award.

Section 2.11

Opinion of Financial Advisor

 The Company has received the opinion, dated as of the date hereof, of Capital West Partners (the "Company Financial Advisor") to the effect that, as of the date thereof, and subject to the qualifications and limitations set forth therein, the consideration to be received under the Arrangement by the Shareholders is fair from a financial point of view to the Shareholders and such opinion has not been withdrawn, amended or modified in any way (the "Fairness Opinion").

Section 2.12

Brokers

 Except as disclosed in Section 2.12 of the Disclosure Letter, no broker, finder or investment banker or other Person (other than the Company Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.  The Company has heretofore furnished to Parent and Subco a complete and correct copy of all agreements between the Company and the Company Financial Advisor pursuant to which the Company Financial Advisor would be entitled to any payment relating to the Transactions, and there have been no amendments to such agreements.

Section 2.13

Information Circular

 None of the Information Circular or the other documents to be filed with the Canadian Securities Authorities, the SEC or other Governmental Authorities in connection with the Transactions (the "Other Filings") (other than information supplied or to be supplied by or on behalf of Parent or Subco in writing specifically for inclusion therein), at the respective time filed with the Canadian Securities Authorities, the SEC or such other Governmental Authority, and, in addition, in the case of the Information Circular, at the date it is first mailed to the Securityholders or at the time of the Meeting, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Information Circular (except for those portions relating to Parent or Subco) at the time of the mailing thereof to the Securityholders will comply in all material respects with the provisions of the applicable Securities Laws.

Section 2.14

Environmental Matters

(a)

Each of the Company and its Subsidiaries has, to the Company's Knowledge, at all times complied, and is in compliance, in all material respects with all Environmental and Safety Laws, which compliance has included obtaining and complying with all Permits required pursuant to Environmental and Safety Laws for the occupation of its facilities and the operation of its business.

(b)

Neither the Company nor any of its Subsidiaries has received any notice, report, order, directive, or other information from any Governmental Authority or any other Person regarding any actual or alleged material violation of, or any material liability (whether accrued, absolute, contingent, unliquidated or otherwise) or investigatory, remedial or corrective obligation, under any Environmental and Safety Law.

(c)

Except as set forth in Section 2.14 of the Disclosure Letter, neither the Company nor any of its Subsidiaries has treated, stored, disposed of, arranged for the disposal of, transported, handled or released, or exposed any Person to, any Hazardous Material, or owned or operated any property or facility which is or has been contaminated by any Hazardous Material, so as to give rise to any current or future material liabilities or investigative, corrective or remedial obligations pursuant to any Environmental and Safety Law.

(d)

Neither the Company nor any of its Subsidiaries has, either expressly or by operation of Law, assumed, undertaken, or provided an indemnity with respect to any material liability or investigative, corrective or remedial obligation of any other Person relating to Environmental and Safety Laws.

8

(e)

The Company and its Subsidiaries have furnished to Parent and Subco all environmental reports, audits, assessments and other documents materially bearing on environmental, health or safety liabilities relating to the past or present facilities, properties or operations of their business (including the Owned Property and the Leased Premises), in each case, which are in their possession or under their reasonable control.

Section 2.15

Real Property

(a)

Section 2.15(a) of the Disclosure Letter sets forth the address and description of each Owned Property.  With respect to each Owned Property, (i) the Company or a Subsidiary (as the case may be) has good and marketable indefeasible fee simple title to such Owned Property, free and clear of all Liens, except Permitted Encumbrances, (ii) except as set forth in Section 2.15(a) of the Disclosure Letter, neither the Company nor any of its Subsidiaries has leased or otherwise granted to any Person the right to use or occupy such Owned Property or any portion thereof and (iii) other than the rights of Parent and/or Subco pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Property or any portion thereof or interest therein.  Neither the Company nor any of its Subsidiaries is a party to any agreement or option to purchase any real property or interest therein.

(b)

Section 2.15(b) of the Disclosure Letter sets forth the address of each Leased Premises, and a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) for each such Leased Premises (including the date and name of the parties to such Lease).  The Company has delivered to Parent a true and complete copy of each such Lease, and in the case of any oral Lease, a written summary of the material terms of such Lease.  Except as set forth in Section 2.15(b) of the Disclosure Letter, with respect to each Lease: (i) such Lease is legal, valid, binding, enforceable and in full force and effect, (ii) the Transactions contemplated by this Agreement do not require the consent of any other party to such Lease, will not result in a breach of or default under such Lease, or otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on or after the Effective Date, (iii) the Company's or its Subsidiary's possession and quiet enjoyment of the Leased Premises under such Lease has not been disturbed and, to the Company's Knowledge, there are no disputes with respect to such Lease, (iv) neither the Company or any of its Subsidiaries nor any other party to the Lease is in material breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease, (v) no security deposit or portion thereof deposited with respect such Lease has been applied in respect of a breach or default under such Lease which has not been redeposited in full, (vi) neither the Company nor any of its Subsidiaries owes, or will owe in the future, any brokerage commissions or finder's fees with respect to such Lease, (vii) the other party to such Lease is not an Affiliate of, and otherwise does not have any economic interest in, the Company or any its Subsidiaries, (viii) neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Premises or any portion thereof, (ix) the Company or its Subsidiaries have not collaterally assigned or granted any other security interest in such Lease or any interest therein, and (x) there are no Liens on the estate or interest created by such Lease.

(c)

The Company Real Property comprises all of the real property used or intended to be used in, or otherwise related to, the business of the Company and its Subsidiaries.

(d)

All buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof, included in the Company Real Property (the "Improvements") are in good condition and repair and sufficient for the operation of the business of the Company and its Subsidiaries.  To the Company's Knowledge, there are no structural deficiencies or latent defects affecting any of the Improvements and there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of the business of the Company and its Subsidiaries.

Section 2.16

Personal Property

(a)

Each of the Company and its Subsidiaries has good title to all material personal property of any kind or nature which the Company or any of its Subsidiaries purports to own, free and clear of all Liens, except for (i) Liens disclosed on Section 2.16 of the Disclosure Letter, (ii) Liens for non-delinquent Taxes and

9

non-delinquent statutory liens arising other than by reason of default, (iii) statutory Liens of landlords or Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due and (iv) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security.  The Company and its Subsidiaries, as lessees, have the right under valid and subsisting leases to use, possess and control all personal property leased by and material to the Company or any of its Subsidiaries as now used, possessed and controlled by the Company or any of its Subsidiaries, as applicable.

(b)

All machinery, equipment and other tangible assets currently being used by the Company or any of its Subsidiaries which are owned or leased by the Company or any of its Subsidiaries and material to the business of the Company or any of its Subsidiaries are in good operating condition, maintenance and repair, ordinary wear and tear excepted, are usable in the ordinary course of business and are reasonably adequate and suitable for the uses to which they are being put.

Section 2.17

Contracts

 Section 2.17 of the Disclosure Letter is a complete list (organized by reference to the applicable clauses (i) through (xii) below) of all agreements of the Company or any of its Subsidiaries that are currently in effect (except for those set forth in clause (x) below) and that are (i) leases, sales contracts and other agreements with respect to any property, real or personal, of the Company or any of its Subsidiaries which provide for the receipt or expenditure by the Company or any of its Subsidiaries of more than $75,000 as of the date hereof; (ii) contracts or commitments for capital expenditures or acquisitions in excess of $100,000 for one project or set of related projects; (iii) guarantees of third party obligations; (iv) agreements (including settlement, co-existence, non-competition or standstill agreements) which restrict the kinds of businesses in which the Company or any of its Subsidiaries may engage or the geographical area in which any of them may conduct their business; (v) indentures, mortgages, loan agreements or other agreements relating to the borrowing of money by the Company or any of its Subsidiaries, the granting of Liens or lines of credit by the Company or any of its Subsidiaries, in each case, involving an amount in excess of $100,000; (vi) collective bargaining agreements or agreement with any labor council; (vii) licenses, agreements, assignments or contracts (whether as licensor or licensee, assignor or assignee) relating to any Intellectual Property Rights (other than licenses of commercially-available, off-the-shelf software with a replacement cost and/or aggregate annual license and maintenance fees of less than $10,000); (viii) brokerage or finder's agreements; (ix) joint venture agreements, partnership agreements, development or similar agreements; (x) stock purchase agreements, asset purchase agreements or other acquisition or divestiture agreements executed within the last five years, in each case, involving an amount in excess of $100,000; (xi) employment, consulting or management agreements; or (xii) agreements or other arrangements with any director or executive officer of the Company or its Affiliates (other than customary at will employment arrangements) (all items required to be disclosed in Section 2.17 of the Disclosure Letter being hereinafter referred to collectively, as "Contracts").  True and correct copies of all the Contracts have been made available to Parent and Subco.  Except as disclosed in Section 2.17 of the Disclosure Letter, (a) all Contracts are valid and subsisting and in full force and effect, (b) each of the Company and its Subsidiaries has duly performed its respective obligations thereunder in all material respects to the extent such obligations have accrued, (c) neither the Company nor any of its Subsidiaries is in breach or default in any material respect under any Contract and (d) to the Company's Knowledge, no other party to any Contract is in breach or default in any material respect under such Contract.  Except as disclosed in Section 2.17 of the Disclosure Letter, no approval or consent of any Person is needed in order that any Contract that is material to the business of the Company or its Subsidiaries continue in full force and effect following the consummation of the Transactions.

Section 2.18

Insurance Policies

 Section 2.18 of the Disclosure Letter is a complete list of all insurance policies of the Company and each of its Subsidiaries that are in effect as of the date of this Agreement.  The Company has made available to Parent and Subco true and correct copies of all such insurance policies, and each such policy is in full force and effect.  No written notice of cancellation or termination has been received by the Company or any of its Subsidiaries with respect to any such policy.  To the Company's Knowledge, there are no pending claims against such insurance by the Company or any of its Subsidiaries as to which the insurers have denied coverage or otherwise reserved rights.  Such insurance policies are of the type and in amounts which the Company believes are reasonably appropriate for the Company and its Subsidiaries to conduct its business and are in amounts sufficient to meet the requirements under the terms of the Leases and the Contracts.

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Section 2.19

Compliance with Laws

(a)

(i) Each of the businesses of the Company and its Subsidiaries is, and since January 31, 2007, has been, conducted in compliance in all material respects with all Laws applicable to the Company or such Subsidiary or by which any property, asset or right of the Company or such Subsidiary is bound, including all applicable building, zoning, subdivision, health and safety and other land use laws, and (ii) the Company is in material compliance with the applicable listing, corporate governance and other rules and regulations of AMEX.

(b)

Except for matters that, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect, neither the Company, any of its Subsidiaries, nor, to the Company's Knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, any of them (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (including the rules and regulations promulgated thereunder, the "FCPA"), or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.  During the last three (3) years, neither the Company nor any of its Subsidiaries has received any communication that alleges that the Company or any of its Subsidiaries is, or may be, in violation of, or has, or may have, any material liability under, the FCPA which has not been resolved.

Section 2.20

Tax Matters

(a)

Except as disclosed in Section 2.20(a) of the Disclosure Letter, the Company and each of its Subsidiaries have timely filed all material Tax Returns that they were required to file prior to the date hereof.  All such Tax Returns were correct and complete in all material respects.  All material Taxes owed by the Company and each of its Subsidiaries (whether or not shown on any Tax Return) have been paid.  None of the Company or any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return or pay any Taxes.  No claim has ever been made by an authority in a jurisdiction where any of the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction.

(b)

Except as disclosed in Section 2.20(b) of the Disclosure Letter, the Company and each Subsidiary of the Company have collected and withheld all amounts required to be collected or withheld by it on account of Taxes or otherwise and has remitted the same to the appropriate Governmental Authority in the manner and within the time required  by applicable Law.

(c)

There are no actions, suits, proceedings, investigations, disputes or claims pending or, to the Company's Knowledge, threatened against the Company or any Subsidiary concerning any Tax liability of any of the Company or any of its Subsidiaries or any matters under discussion with any Governmental Authority relating to Taxes asserted by any such authority.  The Company has delivered to Parent and Subco correct and complete copies of all income Tax Returns, examination reports, notices of assessment or reassessment, notices of determination of loss and statements of deficiencies assessed against or agreed to by any of the Company or any of its Subsidiaries since January 31, 2007.

(d)

Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax filing, assessment, reassessment or deficiency.

(e)

Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person other than the Company and the Subsidiaries of the Company (i) under Treas. Reg. §1.1502-6 (or any similar provision of state, local, or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

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(f)

Neither the Company nor any of its Subsidiaries has been a United States Real Property Holding Corporation (as defined in Section §897(c)(2) of the Code) during the applicable period specified in Section §897(c)(1)(A)(ii) of the Code.

(g)

Neither the Company nor any of its Subsidiaries owns an interest in an entity either treated as a partnership or whose separate existence is ignored for federal income tax purposes.

(h)

No Person has been granted a power of attorney that is currently in force with respect to any Tax matter.

(i)

Neither the Company nor any of its Subsidiaries is a party to any tax sharing, allocation, indemnity or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make payments on or after the Effective Date.

(j)

The charges, accruals and reserves for material amounts of Taxes with respect to Company and its Subsidiaries reflected on the Company Financial Statements of Company and its Subsidiaries (whether or not due and whether or not shown on any Tax Return but excluding any provision for deferred income Taxes) are adequate to cover such Taxes, other than any liability for unpaid Taxes that may have accrued since the last date of such Company Financial Statements in connection with the operation of its business in the ordinary course, consistent with past practice.

(k)

To the Company's Knowledge, the consummation of the Transactions will not in and of themselves (i) cause any Tax to become payable by the Company or any of its Subsidiaries or (ii) have any adverse effect on the continued validity and effectiveness of any material Tax exemption, Tax holiday or other Tax reduction agreement or order applying to the Company or any of its Subsidiaries.

(l)

Neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.

(m)

Neither the Company nor any of its Subsidiaries has engaged in any "listed transaction" as defined in the Treasury Regulations promulgated under Section 6011 of the Code.

(n)

Neither the Company nor any of its Subsidiaries is, or at any time has been, subject to (i) the dual consolidated loss provisions of Section 1503(d) of the Code, (ii) the overall foreign loss provisions of Section 904(f) of the Code or (iii) the recharacterization provisions of Section 952(c)(2) of the Code.

(o)

For all transactions between the Company or any of its Subsidiaries resident in Canada and any Person who is not resident in Canada for purposes of the Canadian Tax Act with whom the Company or any of its Subsidiary was not dealing at arm's length for purposes of the Tax Act, the Company or such Subsidiary has made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the Canadian Tax Act.

(p)

No circumstances exist or would reasonably be likely to arise as a result of matters existing before the Effective Date that may result in the Company or any of its Subsidiaries being subject to the application of section 159 or 160 of the Canadian Tax Act or comparable provisions of any other legislation or otherwise cause the Company or any of its Subsidiaries to be liable for Taxes of any other Person.

(q)

None of sections 80 to 80.04 of the Canadian Tax Act have applied to the Company or any of its Subsidiaries, and there are no circumstances existing which would reasonably be likely to result in the application of sections 78 to 80.04 of the Canadian Tax Act or any equivalent provincial provision to the Company or any of its Subsidiaries.

(r)

Each Benefit Plan that is a "nonqualified deferred compensation plan" (as defined under Section 409A(d)(1) of the Code) has been operated and administered in compliance with, and is in documentary

12

compliance with, Section 409A of the Code and the Treasury Regulations and other official guidance promulgated thereunder.

(s)

Except Except as disclosed on Section 2.20(s) of the Disclosure Letter, the consummation of the Transaction alone, or in combination with a termination of any employee, officer, director, stockholder or other service provider of the Company or its Subsidiaries (whether current, former or retired) or their beneficiaries, will not give rise to any liability under any Benefit Plan, including liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, officer, director, stockholder or other service provider of the Company or its Subsidiaries (whether current, former or retired) or their beneficiaries.  No amount that could be received (whether in cash or property or the vesting of property, but excluding any severance payable as a result of  the termination of the employment of any Person after the closing of the Transactions) as a result of the consummation of the Transactions (whether alone or in combination with any other event, but excluding the termination of the employment of any Person after the closing of the Transactions) by any employee, officer, director, stockholder or other service provider of the Company or its Subsidiaries under any Benefit Plan or otherwise would not be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the CodeNeither the Company nor its Subsidiaries has any indemnity obligation on or after the Effective Time for any Taxes imposed under Section 4999 or 409A of the Code.

Section 2.21

Change of Control Provisions

 Except as disclosed on Section 2.21 of the Disclosure Letter, none of the arrangements, agreements or understandings listed in the Disclosure Letter contains any provision that would create any liability or obligation of the Company or any of its Subsidiaries as the result of a change of control of the Company (or indirect change of control of any of its Subsidiaries) or that will create any liability or obligation of the Company or any of its Subsidiaries as a result of the consummation of the Transactions (or as a result of termination following such change of control or consummation).

Section 2.22

Employees

(a)

To the Company's Knowledge, no employee of the Company or any of its Subsidiaries set forth on Section 2.22 of the Disclosure Letter has any plans to terminate employment with the Company.

(b)

The Company and each of its Subsidiaries has complied in all material respects with all Laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity and collective bargaining, and does not have any labor relations problems (including, without limitation, threatened or actual strikes or work stoppages or material grievances) other than such problems that would not be reasonably likely to have a Company Material Adverse Effect.  The Company and its Subsidiaries have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act (the "WARN Act"), and no fact or event exists that could give rise to liability under the WARN Act.  Each of the Company and its Subsidiaries has withheld, reported and remitted all amounts required by Law or by agreement to be withheld, reported and remitted with respect to wages, salaries and other payments to its employees.

Section 2.23

Permits

 Each of the Company and its Subsidiaries has all Permits, except for those Permits that the failure to have would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.  Section 2.23 of the Disclosure Letter contains a complete list of all material Permits (each a "Material Permit"), other than any Permits with respect to state or local sales, use or other Taxes or business or occupational licenses.  To the Company's Knowledge, all of the Material Permits are in full force and effect.  No outstanding notice of cancellation or termination has been delivered to the Company or any of its Subsidiaries in writing in connection with any such Material Permit nor, to the Company's Knowledge, has any such cancellation or termination been threatened.  To the Company's Knowledge, no application, action or proceeding for the modification of any such Material Permits is pending or threatened that may result in the revocation, modification, nonrenewal or suspension of any Material Permits.  The Company and each of its Subsidiaries has filed when due all documents required to be filed with any Governmental Authority in connection with such Material Permits and, at the time of the filing thereof, all such filings were accurate and complete in all material respects.  All Material Permits shall continue to be effective and any required renewals thereof shall be available in order for the Company and each of its Subsidiaries to continue to conduct their respective businesses as they are currently being conducted and in accordance with the existing plans of the Company and its Subsidiaries.

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Section 2.24

Employee Benefit Plans

(a)

Section 2.24(a) of the Disclosure Letter contains a complete and correct list of each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and each other benefit or compensation  plan, program, policy, practice, arrangement, agreement or contract  that is maintained, sponsored, contributed or required to be contributed to by the Company or with respect to which the Company has any current or potential liability or  obligation.  For purposes of this Section 2.24 only, "Company" shall be deemed to include the Subsidiaries and any Person required to be aggregated with the Company or any of its Subsidiaries under Section 414 of the Code or Section 4001 of ERISA at any relevant time.  Each item listed in Section 2.24 (a) of the Disclosure Letter is a "Benefit Plan."

(b)

Each Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS"), and nothing has occurred that would reasonably be likely to adversely affect the qualification of such Benefit Plan.

(c)

The Company has no current or potential liability or  obligation (including, but not limited to, withdrawal liability) under or with respect to (i) any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) that is or was subject to Section 302 of ERISA, Title IV of ERISA or Section 412 of the Code, (ii) any "multiemployer plan" (as such term is defined in Section 3(37) of ERISA), (iii) any "multiple employer plan" (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), or  (iv) any "multiple employer welfare arrangement" (as such term is defined in Section 3(40) of ERISA).

(d)

Except as disclosed on Section 2.24 (d)(i) of the Disclosure Letter, none of the Benefit Plans obligates the Company to pay any separation, severance, termination or similar benefit to any director, officer or employee of the Company upon termination or as a result of the consummation of the Transactions or as a result of a change in control or ownership within the meaning of Section 280G of the Code.  Except as set forth on Section 2.24(d)(ii) of the Disclosure Letter, the transactions contemplated by this Agreement will not cause the acceleration of vesting in, or payment of, any benefits or compensation under any Benefit Plan and will not otherwise accelerate or increase any liability or obligation under any Benefit Plan.

(e)

Each Benefit Plan and any related trust, insurance contract or fund has been maintained, funded and administered in compliance in all material respects with its respective terms and in compliance in all material respects with all applicable Laws, including, but not limited to, ERISA and the Code.

(f)

The Company has complied with the requirements of Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state law ("COBRA"); and the Company has no obligation under any Benefit Plan or otherwise to provide health or life insurance benefits or other welfare-type benefits to former employees of the Company or any other Person.

(g)

With respect to each Benefit Plan, the Company has provided to Parent and Subco true, complete and correct copies of (to the extent applicable) (i) all documents pursuant to which the Benefit Plan is maintained, funded and administered, (ii) the most recent IRS Form 5500 annual reports as  filed (with applicable attachments), (iii) the most recent financial statement, (iv) the most recent summary plan description provided to participants, (v) the most recent determination letter received from the IRS, and (vi) all related trust agreements, insurance contracts and other funding arrangements that implement each Benefit Plan.

(h)

With respect to each Benefit Plan, all required or recommended payments, premiums, contributions, distributions, reimbursements or accruals for all periods (or partial periods) ending prior to or as of the Effective Date shall have been made or properly accrued on the audited consolidated balance sheet of the Company as of January 31, 2009.  None of the Benefit Plans has any material unfunded liabilities.

(i)

There have been no "prohibited transactions" (as defined in Section 406 of ERISA and Section 4975 of the Code) with respect to any Benefit Plan.  No "fiduciary" (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Benefit Plan.  No action, audit, suit, proceeding, claim, hearing or

14

investigation  relating to any Benefit Plan (other than routine claims for benefits) is pending or, to the Company's Knowledge, threatened, and, to the Company's Knowledge, there is no basis for any such action, audit, suit, proceeding, claim, hearing or investigation.

Section 2.25

Intellectual Property Rights

(a)

Section 2.25(a) of the Disclosure Letter sets forth a complete and correct list (including particulars of registration or application for registration) of all of the following owned or used by the Company or any of its Subsidiaries: (i) patented or registered Intellectual Property Rights (including Internet domain names) and pending patent applications and other applications for registration of Intellectual Property Rights; (ii) all trade names and unregistered trademarks and service marks that are material to the conduct of its business; (iii) all computer software (other than commercially-available, off-the-shelf software with a replacement cost and/or aggregate annual license and maintenance fees of less than $10,000); and (iv)  unregistered copyrights that are material to the conduct of its business.

(b)

The Company and each of its Subsidiaries owns and possesses, free and clear of all Liens, all right, title and interest in and to, or has the right to use pursuant to a valid and enforceable written license (and such license is set forth in Section 2.25(a) of the Disclosure Letter), all of the Intellectual Property Rights necessary for or used in the operation of its business as currently conducted (together with the Intellectual Property Rights set forth on Section 2.25(a) of the Disclosure Letter, the "Company Intellectual Property Rights").  All of the Company Intellectual Property Rights are valid, subsisting and to the Company's Knowledge, enforceable.  The Company and its Subsidiaries are not a party to or bound by any Contract or any other obligation that limits their ability to sell, transfer, license, assign, convey, or use any Company Intellectual Property Rights other than the Contracts set forth in Section 2.25(a) of the Disclosure Letter.  The transactions contemplated by this Agreement will not impair the right, title or interest of the Company or its Subsidiaries in or to the Company Intellectual Property Rights, and all of the Company Intellectual Property Rights will be owned or available for use by the Company or its Subsidiaries, as applicable, immediately after the Closing on terms and conditions identical to which such Intellectual Property Rights were owned or available immediately prior to the Closing.  There are no claims (including office actions, opposition proceedings or cancellation actions) against the Company or any of its Subsidiaries by any third party contesting the validity, enforceability, use, registrability or ownership of any of the Company Intellectual Property Rights that were either made within the past six (6) years, are currently outstanding or, to the Company's Knowledge, are threatened, and to the Company's Knowledge, there are no reasonable grounds for the same.  No loss or expiration of any Company Intellectual Property Rights is threatened, pending or reasonably foreseeable.  To the Company's Knowledge, neither the Company nor any of its Subsidiaries has infringed, misappropriated or otherwise conflicted with any Intellectual Property Rights or other rights of any third parties, there is no infringement, misappropriation or conflict with any Intellectual Property Rights or other rights of any third parties which will occur as a result of the continued operation of the business of the Company and each of its Subsidiaries as currently conducted, and the Company has not received any notice of the foregoing (including any demand or request that the Company or any of its Subsidiaries license any rights from a third party).  To the Company's Knowledge, no third party has infringed, misappropriated or conflicted with any of the Company Intellectual Property Rights.  The Company and each of its Subsidiaries have taken all necessary or reasonably desirable actions to protect, maintain and enforce the Company Intellectual Property Rights.

(c)

Each current employee of or consultant to the Company or any of its Subsidiaries has executed an agreement with the Company or such Subsidiary (i) requiring such employee or consultant to maintain the confidentiality of the Company's and/or such Subsidiary's trade secrets and other proprietary information and (ii) acknowledging that all work, research or development, including all Intellectual Property Rights, produced or created by such employee or consultant in the course of his, her or its employment or other engagement with the Company or such Subsidiary shall be the sole and exclusive property of the Company and/or such Subsidiary, and such agreements are valid and enforceable in accordance with their terms.  The Company or any of its Subsidiaries owns all right, title or interest in and to all Intellectual Property Rights created or developed by any current or former employee or consultant in the course of his, her or its relationship with the Company or such Subsidiary.

(d)

The computer systems, including the software, hardware, firmware, networks, interfaces and related systems, used by the Company and each of its Subsidiaries in the conduct of its business are sufficient for the immediate needs of the Company and each of its Subsidiaries, as currently contemplated, including as to

15

capacity and ability to process current peak volumes in a timely manner, and, in the last eighteen (18) months, there have been no significant failures, crashes or other adverse events affecting such computer systems that have had or would reasonably be likely to have an adverse effect on the ability of the Company or any of its Subsidiaries to operate the business.

Section 2.26

Customers

(a)

Section 2.26 of the Disclosure Letter sets forth the names of the customers with sales in excess of $100,000 for the 12-month period ended January 31, 2009, in each case for the Company and its Subsidiaries on a consolidated basis.  Since January 31, 2009, there has been no termination or cancellation of, and no modification or change that is materially adverse to the Company or any of its Subsidiaries in, the business relationship of the Company or any of the Subsidiaries with any such customer.

(b)

To the Company's Knowledge, other than as may be caused by any action or inaction by the Company, Parent or Subco after the Effective Date, there is no reason to believe that the benefits of any relationship with any customer set forth in Section 2.26 of the Disclosure Letter will not continue after the Effective Date in substantially the same manner as prior to the date of this Agreement.

Section 2.27

Products Liability

 Neither the Company nor any of its Subsidiaries has any liability (whether known, asserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due) and, to the Company's Knowledge, there is no basis for any present or future action, suit, proceeding, order, investigation or claim against the Company or any of its Subsidiaries giving rise to any such liability, arising out of any injury to Persons or property as a result of the ownership, possession, or use of any product manufactured, sold or distributed by the Company or any of its Subsidiaries.

Section 2.28

Working Capital

(a)

As of November 30, 2009, the Company and its Subsidiaries, taken as a whole, have at least $6,380,000 of freely available cash and cash equivalents.

(b)

As of October 31, 2009, the Company and its Subsidiaries, taken as a whole, have $2,684,000 in Working Capital.

Section 2.29

Investment Canada Act

 Neither the Company nor any of its Subsidiaries is engaged in any business listed in Subsection 14.1(5) of the ICA.

Section 2.30

Approval of Arrangement

(a)

The Board has unanimously determined (subject to any abstention requirement set forth in Section 149 of the BCBCA), after consultation with its counsel and the Company Financial Advisor, that the Arrangement is fair to the Securityholders and in the best interests of the Company and the Board has unanimously resolved to recommend that Shareholders vote in favor of the Arrangement.

(b)

After reasonable inquiry, the Board has been advised and believes that each member of the Board intends to vote in favor of the Arrangement Resolution with respect to all Company Common Shares (including any Company Common Shares issued upon (x) the conversion of the Company Restricted Stock Grants or (y) the exercise of the Company Stock Options) that such member is the beneficial owner or over which such member has direction or control.

Section 2.31

Anti-Takeover Provisions; Rights Agreement

(a)

The Board has taken all necessary action so that the restrictions of any takeover, anti-takeover, moratorium, "fair price", "control share" or other similar Law enacted under any Law applicable to the Company (each, a "Takeover Statute") do not, and will not, apply to this Agreement or the Transactions.

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(b)

The Board has taken all necessary action to render the Rights Agreement inapplicable to this Agreement and the Transactions.

Section 2.32

Holding Company

 Except as set forth in Section 2.32 of the Disclosure Letter, the Company does not engage in any operations or business, have any liabilities or own any assets, other than, in each case, its ownership of the capital stock of its Subsidiaries and its activities incidental thereto.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBCO

Each of Parent and Subco hereby represents and warrants to the Company that:

Section 3.01

Organization and Qualification

 Parent is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.  Subco is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia.

Section 3.02

Authority Relative to this Agreement

 Each of Parent and Subco has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions.  The execution and delivery of this Agreement by Parent and Subco and the consummation by Parent and Subco of the Transactions have been duly and validly authorized by all necessary action and no other proceedings on the part of the Parent and Subco are necessary to authorize this Agreement or to consummate the Transactions.  This Agreement has been duly and validly executed and delivered by Parent and Subco and constitutes a legal, valid and binding obligation of each of Parent and Subco enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

Section 3.03

No Conflict; Required Filings and Consents

(a)

The execution and delivery of this Agreement does not, and the consummation of the Transactions will not (i) conflict with or violate the organizational documents of Parent or Subco or (ii) conflict with or violate any Law applicable to Parent or Subco or by which any property or asset of Parent or Subco is bound or affected, except for such conflicts or violations which would not, individually or in the aggregate, materially impair the ability of the Parent or Subco to perform its obligations under this Agreement.

(b)

The execution and delivery of this Agreement by Parent and Subco does not, and the consummation of the Transactions by Parent and Subco will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority which is required to be obtained or made by Parent or Subco, except (i) for notification under the ICA and (ii) where the failure to obtain such other consents, approvals, authorizations, or permits, or to make such filings or notifications, individually or in the aggregate would not materially impair the ability of the Parent or Subco to perform its obligations under this Agreement.

Section 3.04

Information Supplied

 None of the information supplied or to be supplied by Parent or Subco in writing specifically for inclusion in the Information Circular or the Other Filings, at the respective time filed with the Canadian Securities Authorities, the SEC or the other Governmental Authorities, and, in addition, in the case of the Information Circular, at the date it is first mailed to the Securityholders or at the time of the Meeting, contains or omits or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 3.05

Brokers

 No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Subco for which the Company or any of its Subsidiaries could become liable or obligated.

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ARTICLE IV
CONDUCT OF BUSINESS PENDING THE ARRANGEMENT

Section 4.01

Conduct of Business by the Company Pending the Arrangement

 Between the date of this Agreement and the Effective Time, except as set forth in Section 4.01 of the Disclosure Letter or as otherwise expressly provided for in this Agreement, unless Subco shall otherwise agree in writing, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course and in a manner consistent in all material respects with past practice (including with respect to the management of Working Capital).  Between the date of this Agreement and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, use all commercially reasonable efforts to (i) preserve intact its business organization, (ii) keep available the services of the current officers, employees and consultants of the Company and each of its Subsidiaries, (iii) preserve the current relationships of the Company and each of its Subsidiaries with customers, distributors, suppliers, licensors, licensees, contractors and other Persons with which the Company or any of its Subsidiaries has significant business relations, (iv) maintain all of the Company Real Property (including the Improvements) and other material assets in good repair and condition (except for ordinary wear and tear) other than those disposed of in the ordinary course of business, (v) maintain all insurance necessary to the conduct of the Company's business as currently conducted, (vi) maintain its books of account and records in the usual, regular and ordinary manner and (vii) maintain, protect and enforce all of its Intellectual Property Rights in a manner consistent with past practice.  Without limiting the foregoing, except as contemplated by this Agreement, or as set forth in Section 4.01 of the Disclosure Letter, the Company shall not, and shall cause each of its Subsidiaries not to, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Subco:

(a)

amend or otherwise change any Organizational Document;

(b)

issue, deliver, sell, pledge, dispose of, transfer, grant or encumber, or authorize the issuance, delivery, sale, pledge, disposition, transfer, grant or encumbrance of, (i) any shares of capital stock of any class of the Company or any of its Subsidiaries, or any stock grants, options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interests), of the Company or any of its Subsidiaries or (ii) any assets of the Company or any of its Subsidiaries, except for (A) sales of inventory in the ordinary course of business consistent with past practice and (B) issuance of Company Common Shares upon (x) the exercise of Company Restricted Stock Grants that are issued and outstanding on the hereof or (y) the exercise of Company Stock Options that are issued and outstanding on the date hereof;

(c)

declare, set aside, establish a record date for, make or pay any dividend or other distribution (whether payable in cash, stock, property or any combination thereof) with respect to any of its capital stock, other than dividends paid by any wholly-owned Subsidiary to the Company, or enter into any agreement with respect to the voting of  its capital stock;

(d)

reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, or propose or offer to redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

(e)

acquire (including by merger, amalgamation, arrangement, consolidation, or acquisition of stock or assets) any interest in any Person or any division thereof or any assets thereof;

(f)

reduce the stated capital of any class of shares of the Company or any of its Subsidiaries;

(g)

enter into any joint venture or similar agreement, arrangement or relationship;

(h)

reorganize, amalgamate or merge the Company or any of its Subsidiaries with any other Person or adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

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(i)

redeem, repurchase, prepay, defease, cancel, incur or otherwise acquire, or modify the terms of, any Indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person for borrowed money;

(j)

grant any Lien on any of its assets;

(k)

make any loans, advances, or capital contributions to, or investments in, any other Person;

(l)

(i) make or authorize any capital expenditures which are, individually or in the aggregate, in excess of $100,000 per month or (ii) fail to make any capital expenditure that has been budgeted by the Company or any of its Subsidiaries to be made during such period;

(m)

(i) enter into, establish, adopt, amend or renew any material employment, consulting, severance or similar agreement or arrangements with any director, officer, or employee or otherwise hire or terminate any employee, (ii) grant any salary, wage or bonus increase or (iii) amend or modify any severance policy as in effect on January 31, 2009;

(n)

establish, adopt, amend or increase benefits under any Benefit Plan or under any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting or welfare benefit contract, plan or arrangement (other than as may be required by applicable Law);

(o)

discharge or satisfy any material Lien or pay or satisfy any material obligation or liability (fixed or contingent) except in the ordinary course of business consistent with past practice, or commence any voluntary petition, proceeding or action under any bankruptcy, insolvency or other similar Law;

(p)

make or institute any change in accounting procedures or practices unless mandated by GAAP or otherwise required by law or the rules and policies of AMEX;

(q)

take any action that, if taken after January 31, 2009 but prior to the date hereof, would have been required to be disclosed in Section 2.09 of the Disclosure Letter, unless otherwise permitted under this Section 4.01;

(r)

enter into any agreement or other arrangement or amend any existing agreement or other arrangement with any director, officer, employee or stockholder of the Company or any of its Subsidiaries;

(s)

communicate with employees of the Company or any of its Subsidiaries regarding the compensation, benefits or other treatment that they will receive in connection with the Transaction, unless any such communications are consistent with prior directives or documentation provided to the Company by Parent (in which case, the Company shall provide Parent with prior notice of and the opportunity to review and comment upon any such communications);

(t)

enter into any agreement or other arrangement or amend any existing agreement or other arrangement that is reasonably likely to be material to the business of the Company or any of its Subsidiaries, except in the ordinary course of business consistent with past practice;

(u)

enter into any new line of business outside of its existing business segments;

(v)

make or change any election, change an annual accounting period, adopt or change any accounting method (except as permitted under Section 4.01(p)  above), file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company or any of its Subsidiaries, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any of its Subsidiaries, fail to timely file any Tax Return, take a position on a Tax Return not in keeping with prior practice or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change,

19

amendment, agreement, settlement, surrender, consent or other action or omission could have the effect of increasing the present or future Tax liability or decreasing any present or future Tax asset of the Company or any of its Subsidiaries;

(w)

take any action or omit to take any action which would result in a violation of any applicable Law or would cause a breach of any agreement, contract or commitment, which violation or breach would be reasonably likely to have a Company Material Adverse Effect;

(x)

sell, license, assign, convey or otherwise transfer to any Person any Intellectual Property Rights, except licenses of Intellectual Property Rights granted in the ordinary course of business consistent with past practice;

(y)

abandon, fail to maintain or enforce, or otherwise dispose of any Intellectual Property Rights owned or used by the Company or any of its Subsidiaries;

(z)

amend, modify, extend, renew or terminate any Lease, or enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property;

(aa)

demolish or remove any of the existing Improvements, or erect new improvements on the Company Real Property or any portion thereof;

(bb)

settle, release, waive or compromise any pending or threatened material legal, administrative, arbitral or other suit, claim, action, inquiry, mediation, proceeding or investigation of any nature (each, an "Action") of or against the Company or any of its Subsidiaries (A) for an amount in excess of $50,000 in the aggregate, (B) entailing the incurrence of (x) any obligation or liability of the Company in excess of such amount, including costs or revenue reductions or (y) obligations that would impose any material restrictions on the business or operations of the Company or any of the Subsidiaries, or (C) that is brought by any current, former or purported holder of any capital stock or debt securities of the Company or any its Subsidiaries relating to the transactions contemplated by this Agreement;

(cc)

(A) enter into, terminate (other than extensions at the end of a term in the ordinary course of business) or materially amend or modify any Contract (or any other agreement or contract that, if in effect on the date hereof, would have been a Contract) or (B) waive any material default under, or release, settle or compromise any material claim against the Company or liability or obligation owing to the Company under any Contract; or

(dd)

authorize or propose, or agree to take, or enter into letter of intent (binding or non-binding) or similar arrangement with respect to any of the foregoing actions prohibited under Section 4.01.

(ee)

take any action that could preclude Subco from obtaining the increase in the adjusted cost base in respect of the non-depreciable capital property of the Company or its Subsidiaries provided for in paragraphs 88(1)(c) and (d) of the Canadian Tax Act.

Section 4.02

Subsequent Company Documents; Monthly Financial Statements

(a)

Subsequent Company Documents.  Between the date of this Agreement and the Effective Time, the Company shall file all Company Documents when and as required to be filed by it with the Canadian Securities Authorities, the SEC and AMEX and shall deliver true and complete copies of the same to Parent and Subco as soon as they become available.  Such Company Documents shall (i) comply in all material respects with the requirements of Securities Laws and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b)

Monthly Financial Statements.  Not later than the 25th day after the end of each month ending after the date of this Agreement, the Company shall deliver to Parent and Subco unaudited, management prepared financial statements in the form historically prepared by the Company on a monthly basis.

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ARTICLE V
ADDITIONAL AGREEMENTS

Section 5.01

Interim Order; Information Circular; Final Order

 Subject to Section 5.04, the Company hereby covenants and agrees with Parent and Subco that, unless Parent and Subco otherwise agree in writing or except as expressly contemplated or permitted by this Agreement:

(a)

Promptly after the date hereof, but in no event later than five (5) Business Days after the date hereof, the Company shall prepare and deliver an initial draft of the Information Circular to Parent and Subco, provide Parent and Subco with a reasonable opportunity to review and comment on such draft and each successive draft thereof, and after taking into account all of the comments of Parent and Subco such that the Information Circular is satisfactory in form and substance to Parent and Subco, the Company shall promptly file the Information Circular with the SEC.  Subject to and without limiting the rights of the Board pursuant to Section 5.04(d), the Information Circular shall include the Company Recommendation.  The Information Circular shall include all material disclosure relating to the Company Financial Advisor, the Fairness Opinion and the basis for rendering the Fairness Opinion.

(b)

After consultation with Parent, the Company shall use its reasonable best efforts to respond as promptly as practicable to any comments made by the SEC with respect to the Information Circular.  The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Information Circular or comments thereon and responses thereto or requests by the SEC for additional information and will promptly supply Parent with copies of all correspondence between the Company or any of the Company's agents or representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Information Circular or the transactions contemplated by this Agreement.  Prior to filing or mailing the Information Circular or filing any other required filings (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent with an opportunity to review and comment on such document or response and shall include in such document or response comments reasonably proposed by Parent.

(c)

As promptly as practicable after approval of the Information Circular by the SEC (which approval shall be deemed to have occurred upon the expiration of the 10-day period after filing in the event the SEC does not review the Information Circular) (the "SEC Clearance") but in no event later than five (5) Business Days after such SEC Clearance, the Company shall file, proceed with and diligently pursue an application to the Court for the Interim Order on a date acceptable to Parent and Subco in accordance with Section 1.01.

(d)

in a timely and expeditious manner it will:

(i)

file the Information Circular in all other jurisdictions where the same is required to be filed;

(ii)

mail the Information Circular as ordered by the Interim Order no later than the Mailing Deadline in accordance with all applicable Laws and such Information Circular shall comply in all material respects with all such Laws on the date of mailing thereof and shall not contain any misrepresentation (as defined under applicable Securities Laws) with respect thereto;

(iii)

convene and conduct the Meeting in accordance with the Interim Order, the Organizational Documents of the Company and applicable Laws; and

(iv)

provide notice to Parent and Subco of the Meeting and allow the  representatives of Parent and Subco to attend the Meeting;

(e)

it will not adjourn, postpone or cancel the Meeting (or propose to do so), except if quorum is not present at the Meeting or if required by applicable Law;

21

(f)

in a timely and expeditious manner, it will prepare (in consultation with Parent and Subco) and file any mutually agreed (or otherwise required by applicable Securities Laws) amendments or supplements to the Information Circular and mail the same as required by the Interim Order or the Court and in accordance with all applicable Securities Laws, in all jurisdictions where the same is required, complying in all material respects with all applicable legal requirements on the date of mailing thereof;

(g)

subject to the approval of the Arrangement Resolution at the Meeting in accordance with the provisions of the Interim Order: (i) it will as soon as possible thereafter, but in no event later than five (5) Business Days thereafter, file, proceed with and diligently pursue an application for the Final Order in cooperation with Parent and Subco and, in applying for the Final Order, it will seek to cause the terms thereof to be consistent with the provisions of this Agreement and will oppose any proposal from any interested party that the Final Order contain any provision inconsistent with this Agreement; and (ii) if at any time after the issuance of the Final Order and prior to the Effective Date, the Company is required by the terms of the Final Order or by Law to return to Court with respect to the Final Order, it shall do so after notice to, and in consultation and cooperation with, Parent and Subco;

(h)

it will carry out the terms of the Interim Order and the Final Order as soon as reasonably practicable after the issuance of the Interim Order and the Final Order, respectively, and, subject to the receipt of the Final Order, the satisfaction or waiver of the conditions precedent in favor of the Company and the receipt of the written confirmation of Parent and Subco that the conditions precedent in favor of Parent and Subco have been satisfied or waived (which such confirmation each of Parent and Subco shall provide upon the satisfaction or waiver of all of the said conditions precedent), take all necessary steps, including filing the Arrangement Filings with the Registrar, in order for the Arrangement to become effective and the Plan of Arrangement to be implemented; and

(i)

it will furnish promptly to Parent and Subco a copy of each notice, report, schedule or other document or communication delivered or filed by the Company in connection with the Arrangement or the Interim Order, or the Meeting with any Governmental Authority in connection with, or in any way affecting, the transactions contemplated herein.

Section 5.02

Appropriate Action; Consents; Filings

(a)

Subject to Section 5.04 hereof, each of the Parties shall use its commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate the Transactions and to complete the Arrangement as promptly as practicable, (ii) obtain expeditiously from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Parties or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, (iii) participate and appear in any proceeding relating to the Transactions before Governmental Authorities; and (iv) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Transactions required under applicable Laws; provided, that the Parties shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing Party and its advisors prior to filing.  From the date of this Agreement until the Effective Time, each of the Parties shall promptly notify the other Parties in writing of any pending or, to the knowledge of the first Party, threatened action, proceeding or investigation by any Governmental Authority or any other Person (i) challenging or seeking material damages in connection with the Arrangement or the Transactions, (ii) seeking to restrain or prohibit the consummation of the Transactions or otherwise limit the right of Parent or Subco to own or operate all or any portion of the businesses or assets of the Company or any of its Subsidiaries or (iii) that is reasonably likely to have a Company Material Adverse Effect.

(b)

The Parties shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Information Circular) in connection with the Transactions.

(c)

The Parties shall give (or shall cause their respective Subsidiaries to give) any notices to third parties and use, and cause their respective Subsidiaries to use, their commercially reasonable efforts to obtain any third party consents (i) necessary, proper or advisable to consummate the Transactions, (ii) disclosed or required

22

to be disclosed in the Disclosure Letter or (iii) required to prevent a Company Material Adverse Effect from occurring.  In the event that any Parties shall fail to obtain any third party consent described above, it shall use its commercially reasonable efforts, and shall take any such actions reasonably requested by the other Party or Parties, to minimize any adverse effect upon the Parties, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be likely to result after the Effective Time, from the failure to obtain such consent.

(d)

If any Takeover Statute or similar statute or regulation becomes applicable to this Agreement or any of the Transactions, the Parties shall, to the extent permitted by applicable Law, take all action necessary to ensure that the Arrangement and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Arrangement and the other Transactions.

Section 5.03

Access to Information

(a)

From the date hereof to the Effective Time, the Company shall (and shall cause each of its Subsidiaries to) provide to Parent and Subco (and their respective officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, its "Representatives") and their financing sources full access to all information and documents which Parent, Subco, their Representatives and their financing sources may reasonably request regarding the business, assets, liabilities, employees and other aspects of the Company or any of its Subsidiaries.  Parent acknowledges and agrees that any information received from the Company or any of its Subsidiaries in the course of the reviews contemplated by this Section 5.03 shall be subject to the terms of the Confidentiality Agreement.

(b)

From the date hereof to the Effective Time, the Company shall (and shall cause each of its Subsidiaries to) (i) provide to Parent and Subco and its Representatives full access during normal business hours upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of the Company and its Subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and its Subsidiaries as Parent and Subco or such Representatives may reasonably request.

(c)

No investigation by any Party, whether prior to the execution of this Agreement or pursuant to this Section 5.03, shall affect any representation or warranty in this Agreement of any other Party hereto or any condition to the obligations of the other Parties hereto.

Section 5.04

No Solicitation

(a)

From the date hereof until the Effective Date, the Company shall not, and the Company shall cause each of its Subsidiaries not to, and the Company agrees that it shall neither authorize nor permit any of its Representatives to, directly or indirectly:

(i)

initiate, solicit, propose, endorse, encourage (including by way of furnishing or disclosing information) or take any action to facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to any inquiries, discussions or the making of any proposal (other than the Transactions) with respect to any Acquisition Proposal;

(ii)

engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any information or data concerning the Company or any of its Subsidiaries to any Person relating to, any Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, or provide any information or data concerning the Company or any of its Subsidiaries to any Person pursuant to any commercial arrangement, joint venture arrangement, or other existing agreement or arrangement if it is reasonably likely that the Person receiving the confidential information could use such information for purposes of evaluating or developing an Acquisition Proposal;

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(iii)

grant any waiver, amendment or release under any standstill or confidentiality agreement, the Rights Agreement, or otherwise knowingly facilitate any effort or attempt by any Person to make a proposal for an Acquisition Proposal (including providing its consent or authorization to make an Acquisition Proposal to any officer or employee of the Company or to the Board (or any member thereof) pursuant to any confidentiality agreement);

(iv)

approve, endorse, recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, or that contradicts this Agreement or requires the Company to abandon or delay consummation of this Agreement;

(v)

submit any Acquisition Proposal at the Meeting for purposes of voting upon approval and adoption of the Acquisition Proposal;

(vi)

withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Subco, the approval, adoption or recommendation by the Board or any committee thereof of this Agreement, the Arrangement or the other Transactions; or

(vii)

resolve, propose or agree to do any of the foregoing.

(b)

The Company shall, and shall cause each of the Subsidiaries to, immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than the Parent and Subco) with respect to any Acquisition Proposal and, in connection therewith, the Company shall discontinue access to such parties to any "data room" established by, or on behalf of, the Company to such parties.  The Company shall immediately request the return or destruction of all information provided to any third parties who have entered into confidentiality agreements with the Company or any of its Subsidiaries with respect to any Acquisition Proposal, and shall use all commercially reasonable efforts to ensure that such requests are honored.

(c)

The Company, within one (1) Business Day of the relevant event, shall advise Parent and Subco orally and in writing of any Acquisition Proposal  or any inquiry with respect to or that could reasonably be expected to lead to any Acquisition Proposal or any request for non-public information relating to the Company or any of its Subsidiaries, the identity of the Person making such Acquisition Proposal, inquiry or request, the terms and conditions thereof, and copies of all relevant documents relating to such Acquisition Proposal, inquiry or request, including any amendment or other modification to the terms of any such Acquisition Proposal, inquiry or request.  The Company shall keep Parent and Subco fully apprised of the status of any proposal relating to any Acquisition Proposal, inquiry or request on a current basis and shall provide Parent or Subco with a copy of any materials provided by, or on behalf of, the Company or any of its Subsidiaries to the party making such Acquisition Proposal, inquiry or request.

(d)

Notwithstanding the foregoing, if (x) prior to the vote of the Shareholders at the Meeting, the Company receives an Acquisition Proposal from any Person (other than Parent or Subco) that was not solicited by the Company in contravention of this Agreement and that did not otherwise result from the breach of this Section 5.04 and which the Board reasonably believes in good faith by a majority vote, after consultation with its legal counsel and the Company Financial Advisor, to be a Superior Proposal and (y) the failure to take such action would be inconsistent with the fiduciary duties of the Board under applicable Law, the Company and its Subsidiaries may:

(i)

furnish information with respect to the Company to such Person pursuant to a confidentiality and standstill agreement on terms no less favorable to the Company and no more favorable to such Person than the confidentiality and standstill provisions in the Confidentiality Agreement;

(ii)

participate in discussions or negotiations with such Person regarding such Superior Proposal;

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(iii)

(A) withhold, withdraw (or not continue to make), qualify or modify (or publicly propose or resolve to withhold, withdraw (or not continue to make), qualify or modify), in a manner adverse to Parent or Subco, the Company Recommendation with respect to the Transactions, (B) adopt, approve or recommend or propose to adopt, approve or recommend (publicly or otherwise) an Acquisition Proposal, (C) (x) fail to publicly recommend against any Acquisition Proposal or (y) fail to publicly reaffirm the Company Recommendation, in each case of (x) and (y), within three (3) Business Days after Parent so requests in writing, (D) fail to recommend against any Acquisition Proposal (x) subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days after the commencement of such Acquisition Proposal or (y) subject to Canadian take-over bid rules in a directors' circular within fifteen (15) days after the date of the bid, (E) fail to include the Company Recommendation in the Information Circular, (F) enter into any letter of intent, memorandum of understanding or similar document or contract relating to any Acquisition Proposal or (G) take any other action or make any other public statement that is inconsistent with the Company Recommendation (any action described in clauses (A) through (G), a "Company Adverse Recommendation Change"); or

(iv)

terminate this Agreement pursuant to Section 7.01(g);

provided further that the Company shall, as a condition precedent to the effectiveness of any such actions described in clauses (i) through (iv), have provided prior written notice to Parent at least five (5) Business Days in advance (the "Notice Period") to the effect that the Company has received a bona fide written Acquisition Proposal that is not withdrawn and that the Board has concluded in good faith  that such Acquisition Proposal constitutes a Superior Proposal and, absent any revision to the terms and conditions of this Agreement, the Board has resolved to effect a Company Adverse Recommendation Change and/or to terminate this Agreement pursuant to this Section 5.04(d), which notice shall specify the basis for such Company Adverse Recommendation Change or termination, including the identity of the party making the Superior Proposal, the material terms and conditions thereof, and copies of all relevant documents relating to such Superior Proposal; and prior to effecting such Company Adverse Recommendation Change or termination, the Company shall, and shall cause their financial and legal advisors to, during the Notice Period, (1) negotiate with Parent and the Parent's Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that such Acquisition Proposal would cease to constitute a Superior Proposal, and (2) permit Parent and its Representatives to make a presentation to the Board regarding this Agreement and any adjustments with respect thereto (to the extent Parent desires to make such presentation); provided, that in the event of any revisions to the Acquisition Proposal that the Board has determined to be a Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.04(d) with respect to such new written notice.

(e)

The Company shall ensure that its and each of its Subsidiaries' Representatives are aware of the provisions of this Section 5.04, and the Company shall be responsible for any breach of this Section 5.04 by such Representatives.

Section 5.05

D&O Indemnification

(a)

The Company agrees that, except as may be limited by applicable Laws (including the Sarbanes-Oxley Act of 2002), for six (6) years from and after the Effective Time, the indemnification obligations set forth in the Company's Organizational Documents as of the date of this Agreement and the indemnification agreement adopted by the Board on April 24, 2008 and as set forth on Section 5.05(a) of the Disclosure Letter, shall survive the consummation of the Transactions and shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or at any time prior to the Effective Time were entitled to indemnification thereunder with respect to matters occurring prior to the Effective Time.

(b)

The Company shall purchase, prior to the Effective Date, and maintain in effect a tail policy ("D&O Tail Insurance") providing directors' and officers' liability insurance coverage for those Persons who are covered by the Company's directors' and officers' liability insurance policies as of the Effective Time, for a period of six (6) years following the Effective Time, with respect to matters occurring prior to the Effective Time,

25

that is at least equal to the coverage provided under the Company's directors' and officer's liability policies in effect as of the Effective Time.

(c)

In the event that any action, suit, proceeding or investigation relating thereto or to the transactions contemplated by this Agreement is commenced, whether before or after the Effective Time, the Parties agree to cooperate and use their respective reasonable efforts to defend against and respond thereto.

Section 5.06

Notification of Certain Matters

 From and after the date of this Agreement until the Effective Time, each of the Parties hereto shall promptly notify the other Parties hereto of:

(a)

the occurrence, or non-occurrence, of any event the occurrence or non-occurrence of which would be reasonably likely to cause any (i) representation or warranty contained in this Agreement to be (x) in the case of any such representation or warranty qualified by any materiality qualifier (including Company Material Adverse Effect), untrue or inaccurate or (y) in the case of any other such representation of warranty, untrue or inaccurate in any material respect or (ii) any material covenant or any condition to the obligations of any of the Parties to consummate the Transactions not to be complied with or satisfied;

(b)

the failure of any of the Parties hereto to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement;

(c)

the receipt of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

(d)

the receipt of any notice or other communication from any Governmental Authority in connection with the Transactions; and

(e)

any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of the Party, threatened against, relating to or involving or otherwise affecting the Company, Parent or Subco, which relates to the consummation of the Transactions, in each case, to the extent such event or circumstance is or becomes known to the Party required to give such notice; provided, however, that the delivery of any notice pursuant to this Section 5.06 shall not be deemed to be an amendment of this Agreement or any Section in the Disclosure Letter and shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement.

Section 5.07

Public Announcements

(a)

Subject to the following sentences, Parent, Subco and the Company shall consult with each other before issuing, or permitting any of their respective agents to issue, any press release or otherwise making, or permitting any such agent to make, any public statements with respect to this Agreement, the Arrangement or any other Transaction.  Prior to the Effective Date, Parent, Subco and the Company shall not issue, or permit any of their respective agents to issue, any such press release or make, or permit any such agent to make, any such public statement without the prior consent of the other (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or AMEX and, in such case, shall give prior written notice to, and consult with, all the Parties hereto (and provide the other Parties with a reasonable opportunity to review and comment thereon) prior to such release or statement being issued.  The Parties shall agree on the text of joint press releases by which Parent, Subco and the Company will announce, directly or through their respective agents, the execution of this Agreement and the completion of the Arrangement.

(b)

Upon Parent's request, (i) the Company and Parent shall promptly prepare a mutually acceptable joint written presentation to any Shareholder requested by Parent recommending this Agreement and the Transaction, and (ii) the Company shall request a meeting with such Shareholder for purposes of obtaining its recommendation of the adoption of this Agreement by the Company's stockholders.

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Section 5.08

Shareholder Approval

 Subject to Section 5.04, the Company shall take all action necessary or advisable, subject to applicable Law and its Organizational Documents, to obtain the requisite approval of the Arrangement by the Shareholders.

Section 5.09

Securities Exchange Filings

 Unless an exemption shall be expressly applicable, or unless the other Parties agree otherwise in writing, the Company, Parent and Subco will file with the Canadian Securities Authorities, the SEC, the other Governmental Authorities and AMEX, all reports and notices required to be filed by each of them pursuant to the rules and regulations thereunder (including, without limitation, all required financial statements).  Such reports, notices and other information shall comply in all material respects with all of the requirements of such rules and regulations, and when filed, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 5.10

Company Stock Options; Company Restricted Stock Grants

(a)

The Company shall provide each Optionholder with a letter (together with the Information Circular) providing the notice contemplated by section 12 of the Company Stock Option Plan stating, among other things, that all of the Company Stock Options held by such Optionholder have been conditionally accelerated pending completion of the Arrangement and that all of the Company Stock Options held by such Optionholder has been cancelled in exchange for a cash payment equal to the amount (if any) per Company Stock Option by which the Purchase Price per Company Common Shares exceeds the exercise price of such Company Stock Option.

(b)

The Company shall provide each Restricted Stock Holder with a letter (together with the Information Circular) providing the notice contemplated by section 12 of the Company Stock Option Plan stating, among other things, that all of the Company Restricted Stock Grants held by such Restricted Stock Holder have been conditionally accelerated pending completion of the Arrangement and that each of the Company Restricted Stock Grants held by such Restricted Stock Holder has been cancelled in exchange for a cash payment equal to the Purchase Price per Company Common Share.

Section 5.11

Transaction Litigation

 The Company and Parent shall give each other the opportunity to participate in the defense, settlement and/or prosecution of any Transaction Litigation; provided, that neither the Company nor any of its Subsidiaries or Representatives shall compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any Transaction Litigation or consent to the same unless Parent shall have consented in writing; provided, further, that after approval of the Arrangement by the Shareholders, the Company shall cooperate with Parent and, if requested by Parent, use its reasonable best efforts to settle any unresolved Transaction Litigation in accordance with Parent's direction.

Section 5.12

Further Assurances

 Each of the Parties shall execute such documents and other papers and take or cause to be taken such further action as may be reasonably required to carry out the provisions hereof and to consummate and make effective, as promptly as practicable, the Arrangement and the other Transactions.  Subject to the terms and conditions of this Agreement, each Party shall use commercially reasonable efforts to satisfy each of its covenants and obligations under this Agreement and to satisfy each condition to Closing it is required to satisfy hereunder.  Without limiting the foregoing, the Company shall, and shall cause its Subsidiaries and its and their directors, officers, employees, accountants and agents to, cooperate with Parent and Subco in connection with its financing for the Transactions (the "Financing") and use their commercially reasonable efforts to take all actions reasonably requested by Parent or Subco in connection therewith (in each case, at Parent's or Subco's expense), including (a) providing such financial and other information with respect to Company and its Subsidiaries as Parent or Subco may reasonably request, subject to applicable Laws, for inclusion in any offering memorandum, prospectus or other document relating to the Financing (each, a "Financing Document") and (b) making appropriate personnel available (upon reasonable advance notice to permit scheduling) to review, comment upon and discuss matters relating to Company or its Subsidiaries that Parent or Subco proposes to include in any Financing Document and to attend and make presentations to prospective lenders regarding the business of the Company and its Subsidiaries.

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Section 5.13

Financing

 Parent and Subco shall use commercially reasonable efforts to obtain the Financing, the proceeds of which, together with the proceeds of the Promissory Note and the Escrow Funds, shall be sufficient to consummate the Transactions.

Section 5.14

Deposit in Escrow

 Parent or Subco shall, no later than fifteen (15) Business Days following the execution of this Agreement, deposit or caused to be deposited with the Escrow Agent, an amount in cash equal to 3.0% of the Purchase Price (the "Escrow Deposit Amount").  The Escrow Deposit Amount shall be invested in assets, as determined by Parent in its sole discretion, in accordance with the Escrow Agreement and any interest earned on the Escrow Deposit Amount shall be solely for the benefit of Parent.  The fees and expenses of the Escrow Agent shall constitute a Company Transaction Expense.

ARTICLE VI
CONDITIONS TO THE ARRANGEMENT

Section 6.01

Conditions to the Obligations of Each Party

 The obligations of the Company, Parent and Subco to complete the Arrangement and to file the Arrangement Filings to give effect to the Arrangement are subject to the satisfaction of the following conditions (or, if permitted by applicable Law, waiver by the Party for whose benefit such conditions exist):

(a)

the Arrangement Resolution shall have been approved by the Shareholders at the Meeting in accordance with Section 2.05;

(b)

the SEC Clearance with respect to the Information Circular shall have been obtained in form and substance reasonably satisfactory to each of Parent, Subco and the Company;

(c)

the Interim Order and the Final Order shall have been obtained in form and substance reasonably satisfactory to each of Parent, Subco and the Company and shall not have been set aside or modified in a manner that is reasonably unacceptable to such Party on appeal or otherwise;

(d)

the amalgamation application relating to the Arrangement and the Arrangement Filings shall be in form and substance reasonably satisfactory to Parent, Subco and the Company;

(e)

no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any Governmental Authority or a court of competent jurisdiction which has the effect of prohibiting the completion of the Arrangement; and

(f)

all necessary and material governmental and regulatory clearances, consents, or approvals shall have been received on terms reasonably satisfactory to each of Parent, Subco and the Company.

Section 6.02

Conditions to the Obligations of Parent and Subco

 The obligations of each of Parent and Subco to complete the Arrangement are subject to the satisfaction or, if permitted by applicable Law, waiver by Parent and Subco of the following further conditions:

(a)

(i) the Company shall have performed in all material respects all of its covenants, agreements and obligations hereunder required to be performed by it at or prior to the Effective Time; (ii) each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except that each representation and warranty qualified by materiality or by Company Material Adverse Effect shall be true and correct in all respects) as of the Effective Time as if made at and as of such time, except to the extent that a representation or warranty is made as of a specific date, in which case, such representation or warranty shall be true and correct in all material respects (except that each representation and warranty qualified by materiality or by Company Material Adverse Effect shall be true and correct in all respects) as of such date; and (iii) Parent and Subco shall have received a certificate signed by an executive officer of the Company as to the satisfaction of the conditions set forth in this Section 6.02(a);

28

(b)

since the date of this Agreement, no event shall have occurred which has or which would reasonably be likely to have a Company Material Adverse Effect (it being understood that Parent and Subco shall have received a certificate signed by an executive officer of the Company as to the satisfaction of the conditions set forth in this Section 6.02(b);

(c)

Parent and Subco shall have received reasonably satisfactory evidence that the consolidated total revenues of the Company and its Subsidiaries for the three (3) most recently completed full months immediately prior to the Effective Date, as compared to the consolidated total revenues of the Company and its Subsidiaries for the equivalent three-month period in the prior fiscal year, (i) if the Effective Date occurs on or prior to February 28, 2010, shall not be less than 85% of the consolidated total revenues of the Company and its Subsidiaries for the equivalent three-month period in the prior fiscal year, (ii) if the Effective Date occurs on March 1, 2010 or at any time on or prior to March 31, 2010, shall not be less than 87.5% of the consolidated total revenues of the Company and its Subsidiaries for the equivalent three-month period in the prior fiscal year and (iii) if the Effective Date occurs on or any time after April 1, 2010, shall not be less than 90% of the consolidated total revenues of the Company and its Subsidiaries for the equivalent three-month period in the prior fiscal year;

(d)

the number of Company Common Shares held by the Shareholders who have exercised their Dissent Rights shall not exceed 5.0% of the aggregate number of Company Common Shares outstanding on the date hereof;

(e)

Parent and Subco shall have received a release (i) in the form attached hereto as Exhibit C-1 from the Company Financial Advisor releasing the Company from all obligations under any engagement letter entered into between such parties and confirming that all amounts due to it by the Company have been paid in full and (ii) in the form attached hereto as Exhibit C-2 from Arctic Acquisitions Inc. releasing the Company from all obligations under the letter agreement, dated August 3, 2009, entered into between such parties and confirming that all amounts due to it by the Company have been paid in full;

(f)

the Company shall have obtained all consents, authorizations, approvals and waivers from third parties that are set forth on Section 2.06 of the Disclosure Letter;

(g)

no act, action, suit or proceeding shall have been threatened or taken before or by any Governmental Authority or Person, whether or not having the force of Law, and no Law shall have been proposed, enacted, promulgated or applied, in either case:

(i)

to cease trade, enjoin, prohibit or impose adverse limitations or conditions on the consummation of the Arrangement or on the right of Subco to own or exercise full rights of ownership of the Company Common Shares to be acquired by it under the Arrangement; or

(ii)

which, if the Arrangement was consummated, would impose limitations, restrictions or conditions on the business or operations of Parent, Subco, the Company or any of its Subsidiaries, or otherwise impose material fines or penalties on Parent, Subco, the Company or any of its Subsidiaries;

(h)

Parent and Subco shall have received reasonably satisfactory evidence that (i) the Company and its Subsidiaries, taken as a whole, shall have freely available cash and cash equivalents (net of any outstanding checks to the extent the balance of any outstanding checks exceeds $425,000 at such time) immediately prior to the Effective Time (after giving effect to the payment of all Company Transaction Expenses incurred or expected to be incurred in connection with the consummation of the Transactions) equal to (A) in the case that the Effective Date occurs on or prior to February 28, 2010, in the amount of at least $5,400,000, (B) in the case that the Effective Date occurs on March 1, 2010 or at any time on or prior to April 30, 2010, in the amount of at least $5,600,000 and (C) in the case that the Effective Date occurs on or any time after May 1, 2010, in the amount of at least $6,000,000, and (ii) as of the Effective Date, the Company and its Subsidiaries shall not have any account or trade payables that are past due;

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(i)

Parent and Subco shall have received "payoff" letters and releases for all Indebtedness (other than with respect to any such Indebtedness as designated in writing by Parent to the Company), in form and substance satisfactory to the Parent and Subco;

(j)

the Plan of Arrangement shall not have been amended or modified in a manner adverse to Parent or Subco without the prior written consent of Parent;

(k)

the Company shall have delivered to Parent:  (i) good standing certificates of the Company from its jurisdiction of incorporation and each jurisdiction where it is required to be registered to conduct business, dated within ten (10) days prior to the Effective Time; (ii) a certified copy of the resolutions of the Board approving the Transactions; (iii) a certified copy of the Company's Organizational Documents; and (iv) such other documents relating to the transactions contemplated by this Agreement as Parent or Subco may reasonably request, including any deliverables requested by Parent's financing sources;

(l)

Parent and Subco shall have received a certification in the form attached hereto as Exhibit D from the Company and each Subsidiary of the Company that neither the Company nor any Subsidiary of the Company is or has been a United States Real Property Holding Corporation (as defined in Section 897(c)(2) of the Code) during the period described in Section 897(c)(1)(A)(ii) of the Code, thereby permitting the transfer of the Company Common Shares pursuant to this Agreement without withholding under Section 1445 of the Code; and

(m)

each Management Shareholder shall have duly executed and delivered to Parent and Subco an agreement in favor of the Parent, Subco and the other parties named therein in the form attached hereto as Exhibit E.

Section 6.03

Conditions to the Obligations of the Company

 The obligations of the Company to complete the Arrangement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Company, as the case may be, of the following further conditions:

(a)

(i) Parent and Subco shall have performed in all material respects all of their respective covenants, agreements and obligations hereunder required to be performed by them at or prior to the Effective Time; (ii) each of the representations and warranties of Parent and Subco contained in this Agreement shall be true and correct in all material respects (except that each representation and warranty qualified by materiality shall be true and correct in all respects) as of the Effective Time as if made at and as of such time, except to the extent that a representation or warranty is made as of a specific date, in which case, such representation or warranty shall be true and correct in all material respects (except that each representation and warranty qualified by materiality shall be true and correct in all respects) as of such date; and (iii) the Company shall have received a certificate signed by an executive officer of Parent and Subco as to the satisfaction of the conditions set forth in this Section 6.03(a)

(b)

Parent or Subco shall have deposited or caused to be deposited with the Depository the funds required that, together with the proceeds from the Promissory Note and the Escrow Funds, are sufficient to effect the payment in full of the aggregate consideration required to be paid for to the Shareholders pursuant to the Arrangement; and

(c)

Parent or Subsco shall assume the obligations of the Company and Absorbent Corp. under the indemnity agreements set forth in Section 5.05(a) of the Disclosure Letter, in form and substance reasonably satisfactory to the Company.

Section 6.04

Merger of Conditions

 The conditions set out in Section 6.01, Section 6.02 and Section 6.03 shall be conclusively deemed to have been satisfied, waived or released upon issuance of a certificate of arrangement in respect of the Arrangement under the BCBCA.  The Company acknowledges and agrees that it shall have no right to file the Arrangement Filings unless such conditions have been satisfied, fulfilled or waived.

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ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

Section 7.01

Termination

 This Agreement may be terminated and the Arrangement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval by the Shareholders of the Arrangement:

(a)

by written consent of Parent and the Company;

(b)

by Parent or the Company if (i) any court of competent jurisdiction in the United States or Canada or any other Governmental Authority shall have issued an order (other than a temporary restraining order), decree or ruling, or taken any other action, restraining, enjoining or otherwise prohibiting the completion of the Arrangement (provided, however, that no Party may terminate this Agreement pursuant to this Section 7.01(b) prior to May 31, 2010 (the "Outside Date") if the Party subject to such order, decree or ruling is using its commercially reasonable efforts to have such order, decree or ruling removed, unless such order, decree or ruling shall have become final and non-appealable) and (ii) the Effective Time shall not have occurred on or before the Outside Date; provided, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any Party whose breach of any obligation under this Agreement, including Section 5.04, has been the cause of or resulted in the failure of the Effective Time to occur on or before such date;

(c)

by Parent or the Company if the Meeting shall have been held and the Shareholders shall have failed to approve the Arrangement at the Meeting; provided, that the right to terminate this Agreement under this Section 7.01(c) shall not be available to the Company if the Company's breach of any obligation under this Agreement has been the cause of or resulted in the failure to obtain such approval by the Shareholders;

(d)

by Parent if the Board or any committee thereof shall have effected a Company Adverse Recommendation Change;

(e)

by the Company upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement by Parent or Subco such that any of the conditions set forth in Section 6.03(a) would not be satisfied; provided, however, that, if such breach is curable by Parent or Subco through the exercise of its commercially reasonable efforts and Parent or Subco continues to exercise such commercially reasonable efforts, the Company may not terminate this Agreement under this Section 7.01(e) unless such breach is not cured within 30 days from the date on which the Company delivers to Parent or Subco written notice setting forth in reasonable detail the circumstances giving rise to such breach;

(f)

by Parent upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement by the Company such that any of the conditions set forth in Section 6.02(a) would not be satisfied; provided, however, that, if such breach is curable by the Company through the exercise of its commercially reasonable efforts and the Company continues to exercise such commercially reasonable efforts, Parent may not terminate this Agreement under this Section 7.01(f) unless such breach is not cured within 30 days from the date on which Parent delivers to the Company written notice setting forth in reasonable detail the circumstances giving rise to such breach;

(g)

by the Company if prior to the obtaining of the approval of the Arrangement by the Shareholders, (x) the Board has authorized the Company to enter into a Superior Proposal, (y) the Company has complied in all respects with Section 5.04 and (z) immediately after the termination of this Agreement, the Company enters into any acquisition agreement, merger agreement or similar definitive agreement relating to such Superior Proposal; provided, that the right of the Company to terminate this Agreement pursuant this Section 7.01(g) is conditioned on and subject to the prior payment by the Company of the Fee to Parent in accordance with Section 7.03(a), and any purported termination pursuant to this Section 7.01(g) shall be void and of no force or effect if the Company shall not have paid the Fee; or

(h)

by Parent (x) at any time on or following the date that Parent or Subco has deposited or caused to be deposited the Escrow Deposit Amount with the Escrow Agent pursuant to Section 5.14 hereof and (y)

31

upon instructing the Escrow Agent to release the Escrow Deposit Amount to the Company and the remainder of the Escrow Funds to Parent.

Section 7.02

Method of Termination; Effect of Termination

(a)

Any such right of termination hereunder shall be exercised by written notice of termination given by the terminating Party to the other Parties hereto in the manner hereinafter provided in Section 8.03.  Any such right of termination shall not be an exclusive remedy hereunder but, subject to Section 8.09(b), shall be in addition to any other legal or equitable remedies that may be available to any non-defaulting Party by reason of any breach by the other Party or Parties of this  Agreement.

(b)

Except as provided in Section 8.01, in the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any of the Parties hereto or any of their respective officers or directors and all rights and obligations of any Party hereto shall cease, except for (i) fraud or intentional misrepresentation and (ii) as set forth in Section 7.03; provided, however, that subject to Section 7.02(c), Section 7.03 and Section 8.09(b), nothing in this Section 7.02(b) shall relieve any Party from liability for, or be deemed to waive any rights of specific performance of this Agreement or other equitable remedy available to a Party by reason of any breach by the other Party or Parties of this Agreement.

(c)

Notwithstanding anything to the contrary in this Agreement, the Company agrees that, to the extent it has incurred losses or damages in connection with this Agreement:

(i)

the maximum aggregate liability of the Parent and Subco shall be limited to the amount of the Escrow Deposit Amount;

(ii)

in no event shall the Company attempt to recover any amount that in the aggregate is in excess of the Escrow Deposit Amount from Parent or Subco; and

(iii)

in no event shall the Company attempt to recover any amount from any former, current or future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, affiliates, guarantors, members, managers, general or limited partners or assignees of Parent or Subco.

Section 7.03

Payments on Termination

(a)

In the event that Parent terminates this Agreement pursuant to Section 7.01(c), Section 7.01(d), Section 7.01(f) or Section 7.01(g), the Company shall (x) promptly (but in no event later than one (1) Business Day following such termination), instruct the Escrow Agent to release the Escrow Funds to Parent, and (y) within five (5) Business Days of such termination, pay (or direct the payment to) Parent (or its designee) by wire transfer of immediately available funds to the account(s) specified by Parent, an amount in cash equal to 4.0% of the Purchase Price offered by Parent or Subco to consummate the Transactions (the "Fee"); provided, however, that if the Company terminates this Agreement pursuant to Section 7.01 (g), then notwithstanding the foregoing, the Company shall be required to (x) instruct the Escrow Agent to release the Escrow Funds to Parent and (y) pay (or direct the payment of) the foregoing amounts to Parent (or its designee) as a condition precedent to the effectiveness of such termination as provided in Section 5.04(d).  If the Company fails to either so instruct the Escrow Agent and/or pay any amounts to Parent (or its designee) when due under this Section 7.03(a) and, in order to obtain such release and/or payment, Parent commences an Action that results in a judgment against the Company, the Company shall pay the costs and expenses (including reasonable fees and expenses of counsel) incurred by Parent in connection with such Action.

(b)

In the event that the Company terminates this Agreement pursuant to Section 7.01(e) or the Parent terminates this Agreement pursuant to Section 7.01(h), Parent shall promptly (but in no event later than one (1) Business Day following such termination) instruct the Escrow Agent to release the Escrow Deposit Amount to the Company and the remainder of the Escrow Funds to Parent.

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(c)

In the event that this Agreement is terminated pursuant to Section 7.01(a) or Section 7.01(b), all expenses incurred by the Parties shall be borne solely and entirely by the Party which has incurred the same, except to the extent otherwise provided in the Support Agreement; provided, that the Company shall promptly (but in no event later than one (1) Business Day following such termination) instruct the Escrow Agent to release the Escrow Funds to Parent.

(d)

Each of the Parties acknowledges that the agreements contained in this Section 7.03 are an integral part of the transactions contemplated in this Agreement and that, without those agreements, the Parties would not enter into this Agreement.  Each Party acknowledges that the Escrow Deposit Amount and the Fee set out in this Section 7.03 are payments of liquidated damages which are a genuine estimate of the damages which the Party entitled to such damages will suffer or incur as a result of the event giving rise to such payment and the resultant termination of this Agreement and are not penalties. Each Party irrevocably waives any right that it may have to raise as a defense that any such liquidated damages are excessive or punitive. Notwithstanding anything to the contrary in this Agreement, the Company's right to receive payment of the Escrow Deposit Amount from the Escrow Agent pursuant to Section 7.03(b) shall be the sole and exclusive remedy of the Company and its Subsidiaries against the Parent and Subco and any of their respective former, current or future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, affiliates, members, managers, general or limited partners or assignees for any loss suffered as a result of the failure of the transactions contemplated hereby to be consummated, and upon payment of such amount, none of the Parent, Subco or any of their respective former, current or future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, affiliates, members, managers, general or limited partners or assignees shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby.

Section 7.04

Amendment

 This Agreement may be amended by written agreement of the Parties hereto at any time before or after the holding of the Meeting but not later than the Effective Date without, subject to applicable Law, further notice to or authorization from the Securityholders.  The Parties mutually agree that, subject to any requirements imposed by the Interim Order or the Final Order, if a Party proposes any amendment or amendments to this Agreement or to the Plan of Arrangement, the other Parties will act reasonably in considering such amendment and, if the other Parties and the Securityholders are not prejudiced by reason of any such amendment, the other Parties will cooperate in a reasonable fashion with the Party proposing the amendment so that such amendment can be effected subject to applicable Law and the rights of the Securityholders.

Section 7.05

Extension; Waiver

 At any time prior to the Effective Time, any Party hereto may (i) extend the time for the performance of any obligation or other act of any other Party hereto, (ii) waive any inaccuracy in the representations and warranties of the other Party contained herein or in any document, certificate or writing delivered by the other Party pursuant hereto and (iii) waive compliance with any agreement or condition to its obligations (other than the conditions set forth in paragraphs (a) and (e) of Section 6.01) contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by such Party or Parties to be bound thereby or pursuant to Section 6.04.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.01

Non-Survival of Representations, Warranties and Agreements

 The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto by any Person shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, as the case may be, except that the agreements set forth in Section 5.02, Section 5.05 and Section 5.12 shall survive the Effective Time indefinitely (or until the earlier termination in accordance with the terms thereof), and those set forth in Section 5.07, Section 5.11, Section 7.02, Section 7.03 and Section 7.05 and this Article VIII shall survive termination indefinitely.

Section 8.02

Expenses

 Except as provided in Section 7.03, all fees, costs and expenses incurred by the Parties shall be borne solely and entirely by the Party which has incurred the same.  For the avoidance of doubt, all expenses related to printing and mailing of the Information Circular and other regulatory

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filing fees incurred by the Company or any of its Subsidiaries in connection with the Transactions shall be deemed to be Company Transaction Expenses.

Section 8.03

Notices

 All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person or upon confirmation of receipt when transmitted by facsimile transmission or by electronic mail to the respective parties at the addresses set forth below (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.03).  The date of receipt of any such notice or other communication if delivered personally shall be deemed to be the date of delivery thereof, or if sent by facsimile or electronic mail, the date of such transmission if sent during normal business hours on a Business Day, failing which it shall be deemed to have been received on the next Business Day.

if to Parent or Subco:

IAX Acquisition Corporation
c/o Kinderhook Industries, LLC
Attention:  Thomas E. Tuttle
888 Seventh Avenue, 16th Floor
New York, NY  10106
Tel: 212-201-6781
Fax: 212-201-6790
Email: ttuttle@kinderhook.com

with copies (that will not constitute notice to Parent or Subco) to:

Kirkland & Ellis LLP
Citicorp Center
601 Lexington Avenue
New York, New York 10022
Tel:  212-446-4800
Fax:  212-446-6460
Attention:  Jai Agrawal
Email: Jai.Agrawal@kirkland.com

if to the Company:

International Absorbents Inc.
1569 Dempsey Road
North Vancouver, BC  V7K 1SB Canada
Tel:  604-681-6181
Fax:  604-904-4105
Attention: Gordon Ellis
Email: gordon@gordann.com

with copies (that will not constitute notice to the Company) to:

McCullough O'Connor Irwin LLP
Attention: Jonathan McCullough
1100 - 888 Dunsmuir Street
Vancouver, BC V6C 3K4 Canada
Tel: 604-687-7077
Fax: 604-687-7099
Email: jmccullough@moisolicitors.com

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Section 8.04

Certain Definitions

 For purposes of this Agreement, the term:

"Action" has the meaning as set forth in Section 4.01(aa).

"Affiliate" of a specified Person means a Person who directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such specified Person.

"Agreement" has the meaning as set forth in the first paragraph.

"AMEX" means the American Stock Exchange.

"Acquisition Proposal" means, other than the Transactions, any written or oral offer, proposal, public announcement, inquiry or request for discussions or negotiations from any Person or group of Persons (other than Parent or Subco) relating to (a) any direct or indirect acquisition or purchase (or any lease, long-term supply agreement or other arrangement having the same economic effect as a purchase), in a single transaction or a series of related transactions, of assets representing 20% or more of the consolidated assets or contributing 20% or more of the consolidated revenue of the Company and its Subsidiaries or 20% or more of the voting or equity securities of the Company or any of its Subsidiaries (or rights or interests therein or thereto) whose assets or revenues, individually or in the aggregate, constitute 20% or more of the consolidated assets or consolidated revenue, as applicable, of the Company and its Subsidiaries; (b) any direct or indirect take-over bid, issuer bid, tender offer, exchange offer, treasury issuance or similar transaction that, if consummated, would result in a Person or group of Persons beneficially owning 20% or more of any class of voting or equity securities or any other equity interests (including securities convertible into or exercisable or exchangeable for equity interests) of the Company or any of its Subsidiaries whose assets or revenues, individually or in the aggregate, constitute 20% or more of the consolidated assets or consolidated revenue, as applicable, of the Company and its Subsidiaries; or (c) a plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets or revenues, individually or in the aggregate, constitute 20% or more of the consolidated assets or consolidated revenue, as applicable, of the Company and its Subsidiaries.

"Arrangement" means the proposed arrangement involving Subco, the Company and the Securityholders under the provisions of Division 5 of Part 9 of the BCBCA, on the terms and subject to conditions set forth in the Plan of Arrangement and all amendments thereto made in accordance with Section 7.04 hereof and Article 5 of the Plan of Arrangement or upon the direction of the Court in the Final Order.

" Arrangement Filings " means the records and information provided to the Registrar under Section 292(a) of the BCBCA that the Registrar requires to give effect to any provision of the Arrangement, including the Plan of Arrangement and a copy of the entered Final Order.

"Arrangement Resolution" means the special resolution to be passed by the Shareholders at the Meeting approving the Arrangement.

" BCBCA " means the Business Corporations Act (British Columbia), S.B.C. 2002 C. 57, as amended, and the rules and regulations thereunder.

"Benefit Plan" has the meaning as set forth in Section 2.24(a).

"Board" means the board of directors of the Company.

"Business Day" means any day other than a Saturday, Sunday or a day on which banks in Vancouver, British Columbia or New York, New York are authorized or required by Law to be closed for business.

"Canadian Securities Authorities" means the securities commissions and similar regulatory authorities in each of the provinces and territories of Canada.

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"Canadian Tax Act" means the Income Tax Act (Canada), as amended.

"COBRA" has the meaning as set forth in Section 2.24(f).

"Code" means the Internal Revenue Code of 1986, as amended.

"Company" has the meaning as set forth in the recitals.

"Company Adverse Recommendation Change" has the meaning set forth in Section 5.04(d)(ii).

"Company Common Shares" has the meaning set forth in the recitals.

"Company Documents" has the meaning set forth in Section 2.07(a).

"Company Financial Advisor" has the meaning set forth in Section 2.11.

"Company Financial Statements" has the meaning set forth in Section 2.07(b).

"Company Intellectual Property Rights" has the meaning set forth in Section 2.25(b).

"Company Material Adverse Effect" has the meaning set forth in Section 2.01.

"Company Real Property" means, collectively, the Owned Property and the Leased Premises.

"Company Recommendation" has the meaning set forth in Section1.04(c).

"Company Restricted Stock Grants" means the performance-based restricted stock grants convertible into Company Common Shares granted prior to the Effective Date pursuant to the Company Stock Option Plan.

"Company Stock Option Plan" means the Company's 2003 Omnibus Incentive Plan, as such plan may be amended from time to time prior to the date hereof.

"Company Stock Options" means options exercisable for Company Common Shares granted prior to the Effective Date pursuant to the Company Stock Option Plan.

"Company Transaction Expenses" means the sum of (i) all fees, commissions, costs and expenses incurred or payable by the Company or any of its Subsidiaries in connection with the negotiation, preparation and execution of this Agreement and the consummation of the Transactions (including the (A) fees and expenses of the Company Financial Advisor, (B) fees and expenses of legal counsel retained by the Company or the Board (or the special committee thereof) (C) the costs of providing the D&O Tail Insurance in accordance with Section 5.05(b) and (D) the costs of satisfying all of the conditions set forth in Section 6.01 and Section 6.02 and (ii) all severance payments required to be made to officers, employees or consultants of the Company or any of its Subsidiaries as a result of the consummation of the Transactions and without the requirement of notice or satisfaction of any other conditions precedent.

"Company's Knowledge" means the actual knowledge, after reasonable investigation, of each Management Shareholder.

"Competition Act" means the Competition Act (Canada), as amended and the rules and regulations thereunder.

"Confidentiality Agreement" means the Mutual Non-Disclosure Agreement dated July 20, 2009 between Kinderhook Industries, LLC and the Company, as it may be amended from time to time.

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"Contracts" has the meaning as set forth in Section 2.17.

"Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

"Court" means the Supreme Court of British Columbia.

"D&O Tail Insurance" has the meaning as set forth in Section 5.05(b).

"Depository" shall mean Computershare Trust Company of Canada.

"Disclosure Letter" has the meaning set forth in the first paragraph of Article II.

"Dissent Rights" means the right of a Shareholder to dissent in respect of the Arrangement pursuant to the procedures set forth in the Plan of Arrangement, the Interim Order and the Final Order.

"EBITDA" means, for any fiscal year, without duplication (w) the consolidated net income of the Company and its Subsidiaries for such fiscal year, plus (x) to the extent included as a deduction in calculating the net income referred to in clause (w) above, the sum of all income tax expense, interest expense (net of interest income (including cash and non-cash items)), amortization expense and depreciation expense payable by the Company or its Subsidiaries during such fiscal year minus (y) to the extent included in calculating the net income referred to in clause (w) above, any and all income or gain that results from the sale of any assets or securities by any of the Company or its Subsidiaries outside the ordinary course of business during such fiscal year plus (z) to the extent included in calculating the net income referred to in clause (w) above, any and all losses that result from the sale of any assets or securities by any of the Company or its Subsidiaries outside the ordinary course of business, during such fiscal year, in each case, as determined in accordance with GAAP.

"Effective Date" means the effective date of the Arrangement, being the date shown on the certificate of arrangement to be issued by the Registrar under the BCBCA giving effect to the Arrangement.

"Effective Time" means 5:01 p.m. (Pacific Daylight Time) on the Effective Date.

"Environmental and Safety Laws" shall mean, whenever enacted or in effect, all Laws, all judicial and administrative orders and determinations, and all contractual obligations concerning public health and safety, worker health and safety, or pollution or protection of the environment.

"ERISA" has the meaning as set forth in Section 2.24(a).

"Escrow Agent" means American Stock & Transfer Company.

"Escrow Agreement" means the escrow agreement to be entered into by and among Parent, Subco, the Company, and the Escrow Agent on or prior to the date that Parent or Subco is required to deposit the Escrow Deposit Amount with the Escrow Agent pursuant to Section 5.14, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

"Escrow Deposit Amount" has the meaning set forth in Section 5.14.

"Escrow Funds" means the amount of cash held from time to time by the Escrow Agent pursuant to the Escrow Agreement.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

"Fairness Opinion" has the meaning set forth in Section 2.11.

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"FCPA" has the meaning set forth in Section 2.19(b).

"Fee" has the meaning set forth in Section 7.03(a).

"Final Order" means the final order of the Court approving the Arrangement, as such may be amended or modified by the highest court to which appeal may be applied.

"Financing" has the meaning set forth in Section 5.12.

"Financing Document" has the meaning set forth in Section 5.12.

"GAAP" has the meaning as set forth in Section 2.07(b).

"Governmental Authority" means any United States (federal, state or local), Canadian (federal, provincial or local), foreign or supra-national government (or any subdivision thereof), or governmental, regulatory or administrative authority, agency or commission, tribunal or body.

"Hazardous Materials" shall mean (i) any petroleum products or byproducts, radioactive materials, asbestos or polychlorinated biphenyls or (ii) any other waste, material or substance defined as a "hazardous substance," "hazardous material," "hazardous waste," "pollutant," or "contaminant," or for which liability or standards of conduct may be imposed, under any applicable Environmental and Safety Law.

"Holdings" means International Absorbents Holdings, LLC, a Delaware limited liability company.

"HSR Act" means the United States Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended.

"ICA" means the Investment Canada Act (Canada), as amended, and the rules and regulations thereunder.

"Improvements" has the meaning as set forth in Section 2.15(d).

"Indebtedness" means at a particular time, without duplication, (i) any obligations under any indebtedness for borrowed money (including, without limitation, all obligations for principal, interest premiums, penalties, fees, expenses, breakage costs and bank overdrafts thereunder), (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (iv) any indebtedness pursuant to a guarantee to a creditor, (v) any obligations under capitalized leases or with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vi) any indebtedness secured by a Lien on a Person's assets, (vii) any obligations under capitalized leases or with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, and (viii) all obligations for the deferred and unpaid purchase price of property or services (other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice).

"Information Circular" means the management information circular of the Company (including the letter of transmittal included therewith) in the English language seeking approval of the Arrangement Resolution to be sent to Securityholders in connection with the Meeting, as approved by Parent and Subco in accordance with Section 5.01.

"Intellectual Property Rights" means, collectively, any and all of the following in any jurisdiction throughout the world:  (i) all patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof;  (ii) all trademarks, service marks, trade dress, trade names, slogans, logos, Internet domain names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all the goodwill associated

38

therewith; (iii) all works of authorship (whether or not copyrightable) and all registered and unregistered statutory and common law copyrights; (iv) all registrations, applications and renewals for any of the foregoing; (v) all computer software (including source code and object code), data, databases and documentation thereof; (vi) all trade secrets and other confidential information, including inventions (whether or not patentable and whether or not reduced to practice), ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, methods, research and development information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, financial business and marketing plans, customer and supplier lists, pricing and cost information and related information; (vii) all other proprietary and intellectual property rights; and (viii) all copies and tangible embodiments thereof (in whatever form or medium).

"Interim Order" means the interim order of the Court to be issued pursuant to the application referred to in Section 1.01.

"IRS" has the meaning as set forth in Section 2.24(b).

"Laws" has the meaning set forth in Section 2.06(a).

"Leased Premises" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries.

"Leases" means all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which the Company or any of its Subsidiaries holds an interest in the Leased Premises, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any of its Subsidiaries thereunder.

"Lien" shall mean, with respect to any property or asset, any mortgage, pledge, security interest, lien (statutory or other), charge, encumbrance or other similar restrictions or limitations of any kind or nature whatsoever on or with respect to such property or asset.

"Mailing Deadline" has the meaning set forth in Section 1.04(a).

"Management Shareholders" means, collectively, Gordon L. Ellis, David H. Thompson, Douglas E. Ellis and Shawn M. Dooley.

"Material Permit" has the meaning as set forth in Section 2.23.

"Meeting" means the special meeting of Shareholders to be called and held for the purpose of considering the Arrangement Resolution and any adjournment(s) or postponement(s) thereof.

"Meeting Deadline" has the meaning set forth in Section 1.04(b).

"Notice Period" has the meaning set forth in Section 5.04(d).

"Optionholder" means a holder of Company Stock Options.

"Organizational Documents" has the meaning as set forth in Section 2.02.

"Other Filings" has the meaning as set forth in Section 2.13.

"Outside Date" has the meaning as set forth in Section 7.01(b).

"Owned Property" means all real property, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any of its Subsidiaries.

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"Parent" has the meaning as set forth in the recitals.

"Party or Parties" has the meaning set forth in recitals.

"Permits" shall mean all franchises, licenses, authorizations, approvals, permits, registrations, qualifications, variances, certificates, certifications, consents or other rights granted by a Governmental Authority and all certificates of convenience or necessity, immunities, privileges, licenses, concessions, consents, grants, ordinances and other rights, of every character whatsoever required for the conduct of business and the use of properties by the Company or any of its Subsidiaries as currently conducted or used.

"Permitted Encumbrances" shall mean, with respect to each Owned Property: (i) real estate taxes, assessments and other governmental levies, fees or charges imposed with respect to such real property which are not due and payable as of the Effective Date, or which are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP; (ii) mechanics liens and similar liens for labor, materials or supplies provided with respect to such real property incurred in the ordinary course of business for amounts which are not due and payable and which shall be paid in full and released on the Effective Date; (iii) zoning, building codes and other land use Laws regulating the use or occupancy of such real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of the business of the Company or any of its Subsidiaries thereon; and (iv) easements, covenants, conditions, restrictions and other similar matters of record affecting title to such real property which do not or would not materially impair the use or occupancy of such real property in the operation of the business of the Company or any of its Subsidiaries conducted thereon.

"Person" means an individual, corporation, limited liability company, partnership, limited partnership, syndicate, person (including, without limitation, a "Person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

"Plan of Arrangement" means the plan of arrangement of the Company substantially as set out in Exhibit A attached hereto and forming a part hereof and all amendments thereto made in accordance with Section 7.04 hereof, Article 5 of the Plan of Arrangement, or upon the direction of the Court in the Final Order.

"Promissory Note" means the promissory note (in form and substance reasonably satisfactory to Parent and the Company) to be issued by Absorption Corp. to Parent immediately prior to the Effective Time pursuant to which Absorption Corp. shall lend a portion of its freely available cash and cash equivalents to Parent in order to provide Parent and Subco with sufficient funds, in part, to consummate the Transactions.

"Proposal Letter" means the proposal letter, dated October 22, 2009, by and between the Company and Kinderhook Industries, LLC.

"Purchase Price" has the meaning set forth in the recitals.

"Registrar" means the Registrar under the BCBCA.

"Representatives" has the meaning set forth in Section 5.03(a).

"Restricted Stock Holder" means a holder of Company Restricted Stock Grants.

"Rights Agreement" means the Shareholder Rights Plan Agreement by and between the Company and Computershare Trust Company of Canada, as rights agent, dated June 11, 2009.

"SEC" means the United States Securities and Exchange Commission.

"SEC Clearance" has the meaning set forth in Section 5.01(c).

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"Securities" means, collectively, the Company Common Shares, the Company Restricted Stock Grants and the Company Stock Options.

"Securities Act" means the United States Securities Act of 1933, as amended.

"Securities Laws" means, collectively, the BCBCA, the Securities Act (British Columbia), the Securities Act (Ontario), and the equivalent legislation in the other provinces of Canada, the Securities Act and the Exchange Act, all as now enacted or as the same may from time to time be amended, re-enacted or replaced, and the applicable rules, national, multilateral and local instruments, regulations, rulings, orders, forms and written policies made or promulgated under such statutes and the published policies of regulatory authorities administering such statutes, as well as the rules, regulations, by-laws and policies of AMEX.

"Securityholders" means, collectively, the Shareholders, the Optionholders and the Restricted Stock Holders.

"Shareholder" means a holder of Company Common Shares.

"Subco" has the meaning as set forth in the recitals.

"Subsidiary" or "Subsidiaries" of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

"Superior Proposal" means any written, bona fide Acquisition Proposal not obtained in breach of  Section 5.04 to acquire 100% of the  stock or assets of the Company and its Subsidiaries (on a consolidated basis) that is not subject to any financing contingency or any other condition that is more onerous (from the standpoint of the Company) from those set forth in this Agreement and, in the good faith determination of the Board, after consultation with its legal counsel and the Company Financial Advisor, (x) would, if consummated in accordance with its terms (but not assuming away any risk of non-completion), be more favorable to the Shareholders from a financial point of view than the Transactions (including any adjustments to the terms and conditions of the Transactions proposed by Parent or Subco in response to such Acquisition Proposal pursuant to Section 5.04(d) and (y) reasonably capable of being completed in accordance with the terms thereof without undue delay, taking into account all financial, legal, regulatory and other aspects of such Acquisition Proposal and the Person making such Acquisition Proposal.

"Support Agreement" means, the agreement dated the date hereof and attached hereto as Exhibit B, between Parent and each Management Shareholder pursuant to which, among other things, each Management Shareholder has agreed on the terms and subject to the conditions therein, irrevocably to support the Arrangement and to vote the Securities beneficially owned by such Management Shareholder, or in respect of which such Management Shareholder controls or directs the voting rights attaching thereto, in favor of the Arrangement Resolution.

"Takeover Statute" has the meaning as set forth in Section 2.31(a).

"Tax" or "Taxes" means federal, state, provincial, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

"Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

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"Transaction Litigation" means any Action commenced or, to any Party's knowledge, threatened against, such Party or any of its Subsidiaries or Affiliates or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Transaction or any other transaction contemplated hereby.

"Transactions" means the transactions contemplated by this Agreement (including the Arrangement).

"WARN Act" has the meaning as set forth in Section 2.22.

"Working Capital" means the current assets (excluding cash) of the Company and its Subsidiaries minus the current liabilities of the Company and its Subsidiaries, in each case, determined in accordance with GAAP applied on a consistent basis with the Company Financial Statements.

Section 8.05

Interpretation

 In this Agreement, unless otherwise specified, the following rules of interpretation apply:

(i)

references to Sections, Schedules, Annexes, Exhibits and clauses are references to sections or sub-sections, schedules, annexes, exhibits and clauses of this Agreement;

(ii)

references to any Person include references to such Person's successors and permitted assigns;

(iii)

words importing the singular include the plural and vice versa;

(iv)

words importing one gender include the other gender;

(v)

references to the word "including" do not imply any limitation;

(vi)

reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(vii)

reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(viii)

references to "$" will be references to United States Dollars;

(ix)

references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

(x)

references to months are to calendar months; and

(xi)

the words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

Section 8.06

Severability

 If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Arrangement is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to

42

modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Arrangement be completed as originally contemplated to the fullest extent possible.

Section 8.07

Entire Agreement; Assignment

 This Agreement (including the exhibits hereto and the Disclosure Letter, which are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof, including the Proposal Letter.  This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other Parties, except that Parent or Subco may assign all or any of its rights and obligations hereunder to any Affiliate of Parent or Subco or as security to any financing source; provided, that no such assignment shall relieve the assigning Party of its obligations hereunder if such assignee does not perform such obligations.

Section 8.08

Parties in Interest

 This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement (other than as intended under Section 5.05, which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

Section 8.09

Specific Performance and Remedies

(a)

The Parties agree that irreparable damage would occur in the event that any provision of this Agreement were not performed by the Company in accordance with the terms hereof and that Parent and Subco shall be entitled to specific performance of the terms and provisions hereof (including the Company's obligation to consummate the Transaction), subject in each case to the terms and conditions of this Agreement (including the Company's ability to make a Company Adverse Recommendation Change subject to, and in accordance with, the terms hereof, the effect of which would prevent the consummation of the Transactions), and such remedies shall include an injunction or injunctions to prevent breaches of this Agreement by the Company, in addition to any other remedy at law or in equity.  The Company hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief.  If Parent and/or Subco bring any Action to enforce specifically the performance of the terms and provisions hereof by the Company, the Outside Date shall automatically be extended by (x) the amount of time during which such Action is pending, plus twenty (20) Business Days or (y) such other time period established by the Delaware court presiding over such Action.

(b)

Notwithstanding anything herein to the contrary, the Parties further acknowledge and agree that the Company shall not be entitled (i) to an injunction or injunctions to prevent breaches of this Agreement by Parent or Subco, (ii) to enforce specifically the terms and provisions of this Agreement against Parent or Subco or (iii) otherwise to obtain any equitable relief or remedy against Parent or Subco, and that the Company's sole and exclusive remedy with respect to any breach under this Agreement shall be the remedy set forth in Section 7.02(c) and Section 7.03(b).

Section 8.10

Governing Law; Jurisdiction; Waiver of Jury Trial

 The provisions of this agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of THE STATE OF DELAWARE (EXCLUDING ANY CONFLICT OF LAW RULE OR PRINCIPLE THAT WOULD REFER TO THE LAWS OF ANOTHER JURISDICTION).  EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE OF DELAWARE, IN ANY ACTION OR PROCEEDING THAT IS OTHERWISE PERMITTED UNDER THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MUST BE BROUGHT AND/OR DEFENDED IN SUCH COURT.  EACH PARTY HERETO CONSENTS TO SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY THE APPLICABLE LAW OF THE FORUM IN ANY ACTION BROUGHT UNDER OR ARISING OUT OF THIS AGREEMENT, AND EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT EACH MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE

43

FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER; provided, that the plan of arrangement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

Section 8.11

Headings

 The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.12

Counterparts

 This Agreement may be executed and delivered (including by facsimile or electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 8.13

Construction

 This Agreement and any documents or instruments delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the Person who drafted the various provisions of the same.  Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the Parties participated equally in the drafting of the same.  Consequently, the Parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting Party shall not be applicable either to this Agreement or such other documents and instruments.

Section 8.14

Confidentiality Agreement

 Upon the consummation of the Transactions, the Company acknowledges that the obligations of Kinderhook Industries, LLC and its Affiliates under the Confidentiality Agreement shall be terminated in all respects and shall be of no further force or effect.

Section 8.15

No Personal Liability of Directors or Officers

 No director or officer of Parent or Subco shall have any personal liability whatsoever to the Company under this Agreement or any other document delivered in connection with the transactions contemplated hereby on behalf of Parent or Subco. No director or officer of the Company or any of its Subsidiaries shall have any personal liability whatsoever to Parent or Subco under this Agreement or any other document delivered in connection with the transactions contemplated hereby on behalf of the Company or any of its Subsidiaries.

*  *  *  *  *

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IN WITNESS WHEREOF, Parent, Subco and the Company have caused this Arrangement Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

INTERNATIONAL ABSORBENTS INC.
By:	/s/ Gordon L Ellis
Name:	Gordon L Ellis
Title:	President

IAX ACQUISITION CORPORATION
By:	/s/ Thomas L. Tuttle
Name:	Thomas L. Tuttle
Title:	President

IAX CANADA ACQUISITION COMPANY INC.
By:	/s/ Thomas L. Tuttle
Name:	Thomas L. Tuttle
Title:	Director

PLAN OF ARRANGEMENT

UNDER SECTION 288 OF THE
BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1

Definitions

In this Plan of Arrangement, unless the context otherwise requires, the following words and terms with the initial letter or letters thereof capitalized shall have the meanings ascribed to them below:

(a)

"Acquiror" means IAX Acquisition Corporation, a corporation incorporated under the laws of the State of Delaware;

(b)

"affiliate" has the meaning ascribed thereto in the Securities Act (British Columbia);

(c)

"Amalco" means the corporation continuing from the amalgamation of BC Buyco and Target pursuant to this Plan of Arrangement;

(d)

"Amalco Shares" means the issued and outstanding common shares in the capital of Amalco;

(e)

"Arrangement" means the arrangement under section 288 of the BCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 7.04 of the Arrangement Agreement and Article 6 hereof or made at the direction of the Court in the Final Order;

(f)

"Arrangement Agreement" means the Arrangement Agreement dated as of December 14, 2009 among Acquiror, BC Buyco and Target, together with the disclosure letter executed by Target and delivered to Acquiror and BC Buyco in connection with the execution of the Arrangement Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof;

(g)

"Arrangement Resolution" means the special resolution of the Target Shareholders approving this Plan of Arrangement presented to the Target Shareholders at the Target Meeting substantially in the form and content of Schedule A to the Arrangement Agreement;

(h)

"BCA" means the Business Corporations Act (British Columbia);

(i)

"Business Day" means any day other than a Saturday, Sunday or a day on which banks in Vancouver, British Columbia or New York, New York are authorized or required by law to be closed for business;

(j)

"BC Buyco" means IAX Canada Acquisition Company Inc., a corporation existing under the BCA and a wholly-owned subsidiary of Acquiror;

(k)

"Consideration" means the consideration to be received by the Target Shareholders pursuant to the Plan of Arrangement in consideration for their Target Shares, consisting of $4.75 in cash for each Target Share;

(l)

"Court" means the Supreme Court of British Columbia;

(m)

"Depositary" means any trust company, bank or financial institution agreed to in writing between Acquiror and Target for the purpose of, among other things, exchanging certificates representing Target Shares for payment of the Consideration;

(n)

"Dissent Rights" shall have the meaning ascribed thereto in Section 4.1;

(o)

"Dissenting Shareholder" means a registered holder of Target Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Rights and who is ultimately entitled to be paid fair value for its Target Shares;

(p)

"Effective Date" means _____, 2010, or such other date as may be agreed by Target and Acquiror as the date for completing the Arrangement;

(q)

"Effective Time" means 5:01 p.m. (Pacific Standard time) on the Effective Date;

(r)

"Escrow Funds" shall have the meaning ascribed thereto in the Arrangement Agreement;

(s)

"Final Order" means the final order of the Court approving the Arrangement, as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal;

(t)

"Interim Order" means the interim order of the Court, containing declarations and directions with respect to the Arrangement and providing for, among other things, the calling and holding of the Target Meeting, as the same may be amended by the Court;

(u)

"Letter of Transmittal" means a letter of transmittal in the form accompanying the management information circular of Target dated ______, 2010 sent to Target Shareholders in connection with the Target Meeting;

(v)

"Liens" means, with respect to any property or asset, any mortgage, pledge, security interest, lien (statutory or other), charge, encumbrance or other similar restrictions or limitations of any kind or nature whatsoever on or with respect to such property or asset;

(w)

"Plan of Arrangement" means this plan of arrangement and any amendments or variations hereto made in accordance with Section 7.04 of the Arrangement Agreement and Article 6 hereof or made at the direction of the Court in the Final Order;

(x)

"Promissory Note" shall have the meaning ascribed thereto in the Arrangement Agreement;

(y)

"Target" means International Absorbents Inc., a corporation existing under the BCA;

(z)

"Target Incentive Plan" means the Target's 2003 Omnibus Incentive Plan effective May 20, 2003 and as amended from time to time;

(aa)

"Target Meeting" means the special meeting of Target Shareholders, including any adjournments or postponements thereof, called and held to consider the Arrangement Resolution;

(bb)

"Target Optionholders" means the holders of Target Options;

(cc)

"Target Options" means the outstanding options to purchase Target Shares duly granted pursuant to the Target Incentive Plan;

(dd)

"Target RSU Holders" means the holders of Target RSUs;

2

(ee)

"Target RSUs" means the outstanding restricted stock units convertible into Target Shares duly granted pursuant to the Target Incentive Plan;

(ff)

"Target Shareholders" means the holders of Target Shares;

(gg)

"Target Shares" means all of the issued and outstanding common shares in the capital of Target;

(hh)

"Target Subsidiary" means Absorption Corp., a corporation incorporated under the laws of the State of Nevada and a wholly-owned subsidiary of Target;

(ii)

"Tax Act" means the Income Tax Act (Canada); and

(jj)

"U.S. Tax Code" means the United States Internal Revenue Code of 1986.

In addition, words and phrases used herein and defined in the BCA and not otherwise defined herein shall have the same meaning herein as in the BCA unless the context otherwise requires.

1.2

Interpretation Not Affected by Headings

The division of this Plan of Arrangement into articles, sections, paragraphs and subparagraphs and the insertion of headings herein are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement.  The terms "this Plan of Arrangement", "hereof", "herein", "hereto", "hereunder" and similar expressions refer to this Plan of Arrangement and not to any particular article, section or other portion hereof and include any instrument supplementary or ancillary hereto.

1.3

Number, Gender and Persons

In this Plan of Arrangement, unless the context otherwise requires, words importing the singular shall include the plural and vice versa, words importing the use of either gender shall include both genders and neuter and the word person and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, joint venture or government (including any governmental agency, political subdivision or instrumentality thereof) and any other entity or group of persons of any kind or nature whatsoever.

1.4

Date for any Action

If the date on which any action is required to be taken hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5

Statutory References

Any reference in this Plan of Arrangement to a statute or code includes all regulations made thereunder, all amendments to such statute or code or to any such regulation in force from time to time, and any statute, code or regulation that supplements or supersedes such statute, code or regulation.

1.6

Currency

Unless otherwise stated, all references herein to amounts of money are expressed in United States dollars.

1.7

Governing Law

This Plan of Arrangement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the laws of Canada applicable therein.

3

ARTICLE 2
ARRANGEMENT AGREEMENT

2.1

Arrangement Agreement

This Plan of Arrangement is made pursuant to, and is subject to the provisions of, the Arrangement Agreement, except in respect of the sequence of the steps comprising the Arrangement, which shall occur in the order set forth herein.

ARTICLE 3
ARRANGEMENT

3.1

Arrangement

This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time on (i) Target, (ii) Target Subsidiary, (iii) Acquiror, (iv) BC Buyco and (v) all registered and beneficial holders of securities of Target, including Target Shares, Target Options and Target RSUs.

At the Effective Time, the following shall occur and shall be deemed to occur sequentially in the following order without any further act or formality required on the part of any person, except as expressly provided herein:

(a)

First, Target shall cancel each outstanding Target Option and Target RSU as of such time and the following shall occur simultaneously:

(i)

Target Subsidiary shall pay (A) to each Target Optionholder who is employed by Target Subsidiary or is a consultant to Target Subsidiary, in respect of each Target Option held, a cash amount equal to the amount, if any, by which the Consideration per Target Share exceeds the exercise price of the Target Option and (B) to each Target RSU Holder who is employed by Target Subsidiary or is a consultant to Target Subsidiary, in respect of each Target RSU held, a cash amount equal to the Consideration per Target Share;

(ii)

Target shall pay (A) to each Target Optionholder who is employed by Target or is a consultant to Target, in respect of each Target Option held, a cash amount equal to the amount, if any, by which the Consideration per Target Share exceeds the exercise price of the Target Option and [(B) to each Target RSU Holder who is employed by Target or is a consultant to Target, in respect of each Target RSU held, a cash amount equal to the Consideration per Target Share]; and

(iii)

each Target Optionholder shall cease to be the holder of its Target Options, each Target RSU Holder shall cease to be the holder of its Target RSUs, and all Target Options, all Target RSUs and the Target Incentive Plan shall be cancelled, terminated and be of no further effect and Target shall have no liabilities or obligations with respect to any Target Options, any Target RSUs or the Target Incentive Plan, except as provided pursuant to this Section 3.1(a);1

(b)

Second, and immediately following the occurrence of the transactions described in paragraph (a) hereof, the following transactions shall occur simultaneously:

(i)

each Target Share held by a Dissenting Shareholder shall be deemed to be transferred by the holder thereof, without any further act or formality on its part, free and clear of all

1

To the extent that Target holds assets other than assets referred to in Section 2.32 of the Disclosure Letter to the Arrangement Agreement, this Plan of Arrangement may include additional steps to deal with how Target holds such assets, or provide for the transfer of such assets to a subsidiary corporation or partnership, prior to the acquisition of Target Shares by BC Buyco.

4

Liens to BC Buyco and BC Buyco shall thereupon be obliged to pay the amount therefor determined and payable in accordance with Article 4 hereof:

(A)

each Dissenting Shareholder holding such Target Shares shall cease to be the holder of such Target Shares;

(B)

such Dissenting Shareholder's name shall be deemed to be removed as a holder from the securities register for Target Shares; and

(C)

BC Buyco shall be deemed to be recorded as the registered holder of the Target Shares so transferred and shall be deemed to be the legal and beneficial owner of such Target Shares (free and clear of any Liens);

(ii)

each Target Share held by a Target Shareholder (other than a Dissenting Shareholder, the Acquiror or any of the Acquiror's affiliates) shall be deemed to be transferred to BC Buyco in exchange for the Consideration for each Target Share:

(A)

such Target Shareholder shall cease to be the holder of Target Shares at such time and shall cease to have any rights as the holder of such Target Shares other than the right to be paid the Consideration per Target Share;

(B)

such Target Shareholder's name shall be deemed to be removed as a holder from the securities register for Target Shares; and

(C)

BC Buyco shall be recorded as the registered holder of the Target Shares so transferred and shall be deemed to be the legal and beneficial owner of such Target Shares (free and clear of any Liens);

(c)

Third, and immediately following the occurrence of the transactions described in paragraph (b) hereof, the aggregate capital in respect of the Target Shares shall be reduced to $1.00 without any distribution;

(d)

Fourth, and immediately following the occurrence of the transactions described in paragraph (c) hereof, Target and BC Buyco will be amalgamated to form Amalco and shall continue as one corporation in accordance with the provisions of the BCA governing the amalgamation of two or more corporations, and upon the amalgamation:

(i)

each issued and outstanding BC Buyco common share will be converted into one Amalco Share, which Amalco Shares shall have identical rights, privileges, restrictions and conditions to the BC Buyco common shares;

(ii)

all issued and outstanding Target Shares will be deemed cancelled, without any repayment of capital in respect thereof, on a basis that does not entitle the holders thereof to any consideration, and thereafter the holders of such securities will not have any rights, liabilities or other obligations in respect of such securities;

(iii)

the name of Amalco shall be "IAX Canada Acquisition Company Inc.";

(iv)

the address of the registered and records office of Amalco shall be the same as for BC Buyco;

(v)

the notice of articles and articles of Amalco shall be in the form of the notice of articles and articles of BC Buyco except that they will reflect such changes as may be necessary to reflect the terms of the Arrangement; and

5

(vi)

the first directors of Amalco shall be the same persons who were directors of BC Buyco.

provided, that none of the foregoing will occur or be deemed to occur unless all of the foregoing occur.

3.2

Effective Time Procedures

(a)

Following receipt of the Final Order and on the Effective Date, BC Buyco shall deposit or cause to be deposited cash in immediately available funds with the Depositary, for the benefit of the Target Shareholders (other than Acquiror or any of its affiliates), including the proceeds of the Promissory Note and the Escrow Funds, in an amount sufficient to pay the aggregate Consideration owed to the Target Shareholders pursuant to Section 3.1(b)(ii) hereof.  The deposit of funds with the Depositary for the benefit of the Target Shareholders (other than Acquiror or any of its affiliates) prior to the Effective Date shall constitute full satisfaction of the rights of such holders to receive the Consideration owed to them pursuant to Section 3.1(b)(ii) and such holders shall have no claim against BC Buyco except to the extent that the funds deposited by BC Buyco are insufficient to satisfy the consideration referred to in Section 3.1(b)(ii).  All interest earned on the funds deposited with the Depositary shall be for the account of BC Buyco and the Depositary shall pay such interest to BC Buyco.

(b)

Following receipt of the Final Order and on the Effective Date or as soon as practicable thereafter, Target Subsidiary or Target, as applicable, shall pay the consideration owed to Target Optionholders and Target RSU Holders under Section 3.1(a).

ARTICLE 4
DISSENT RIGHTS

4.1

Dissent Rights

Pursuant to the Interim Order, registered holders of Target Shares may exercise rights of dissent ("Dissent Rights") under Division 2 of Part 8 of the BCA, as modified by this Article 4, the Interim Order and the Final Order, with respect to Target Shares in connection with the Arrangement; provided, that the written objection to the Arrangement Resolution contemplated by Section 242 of the BCA must be received by Target at least two Business Days before the date of the Target Meeting or any date to which the Target Meeting may be postponed or adjourned.  Registered holders who duly exercise such Dissent Rights and who:

(a)

are ultimately entitled to be paid fair value for their Target Shares, which fair value shall be the fair value of such shares immediately before the passing by the Target Shareholders of the Arrangement Resolution, shall be paid an amount equal to such fair value by BC Buyco (or its successor); and

(b)

are ultimately not entitled, for any reason, to be paid fair value for their Target Shares shall be deemed to have participated in the Arrangement, as of the Effective Time, on the same basis as a non-dissenting holder of Target Shares and shall be entitled to receive only the consideration contemplated in Section 3.1(b)(ii) hereof that such holder would have received pursuant to the Arrangement if such holder had not exercised Dissent Rights.

In no case shall Acquiror, BC Buyco, Target or any other person be required to recognize holders of Target Shares who are ultimately determined to be entitled to be paid the fair value of their Target Shares as contemplated by Section 4.1(a) above as Target Shareholders at and after the time set forth in Section 3.1(b), and the names of such holders shall be removed from the securities registrar for Target Shares as of the time set forth in Section 3.1(b).

6

ARTICLE 5
CERTIFICATES AND PAYMENT

5.1

Delivery of Consideration

(a)

Upon surrender to the Depositary for cancellation of a certificate that immediately prior to the Effective Time represented one or more outstanding Target Shares, together with a properly completed Letter of Transmittal and such other documents and instruments as would have been required to effect the transfer of the Target Shares formerly represented by such certificate under the terms of such certificate, the BCA or the articles of Target and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder following the Effective Time, the amount of cash such holder has the right to receive pursuant to Section 3.1(b)(ii) hereof, less any amounts withheld pursuant to Section 5.3, and the certificate that immediately prior to the Effective Time represented one or more outstanding Target Shares so surrendered shall forthwith be cancelled.

(b)

After the Effective Time and until surrendered for cancellation as contemplated by this Section 5.1, each certificate that immediately prior to the Effective Time represented one or more Target Shares (other than Target Shares held by Acquiror or any of its affiliates) shall be deemed at all times to represent only the right to receive from the Depositary the entitlements described in this Section 5.1.

5.2

Lost Certificates

In the event any certificate, that immediately prior to the time set forth in Section 3.1(b) represented one or more outstanding Target Shares that were transferred pursuant to Section 3.1(b)(ii) hereof, shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed, the Depositary shall deliver in exchange for such lost, stolen or destroyed certificate, the consideration payable in accordance with Section 3.1(b)(ii) hereof.  When authorizing such payment of cash that such holder is entitled to receive in exchange for such lost, stolen or destroyed certificate, the holder to whom such payment and delivery are made shall, as a condition precedent to the payment and delivery, give a bond satisfactory to Acquiror, Amalco and the Depositary in such sum as Acquiror, Amalco and the Depositary may direct, or otherwise indemnify Acquiror, Amalco and the Depositary in a manner satisfactory to Acquiror, Amalco and the Depositary against any claim that may be made against Acquiror, Amalco or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed and shall otherwise take such actions as may be required by the articles of Target.

5.3

Withholding Rights

BC Buyco, Target, Target Subsidiary and the Depositary shall be entitled to deduct and withhold from all amounts payable under this Plan of Arrangement (including, without limitation, any amounts payable pursuant to Section 3.1) to any holder or former holder of Target Options, Target RSUs or Target Shares such amounts as the BC Buyco, Target, Target Subsidiary or the Depositary is required or permitted to deduct and withhold with respect to such payment under the Tax Act, the U.S. Tax Code or any provision of any applicable federal, provincial, state, local or foreign tax law or treaty.  To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder or former holder of Target Options, Target RSUs or Target Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.

5.4

Limitation and Proscription

To the extent that a Target Shareholder (other than Acquiror or any of its affiliates) shall not have complied with the provisions of Section 5.1 or Section 5.2 hereof on or before the date that is three years after the Effective Date, then the certificates representing Target Shares that were transferred pursuant to Section 3.1 hereof shall cease to represent a claim or interest of any kind or nature for the receipt of cash that such Target Shareholder was otherwise entitled to receive and such certificates shall be automatically cancelled without any payment in respect thereof.

7

ARTICLE 6
AMENDMENTS

6.1

Amendments to Plan of Arrangement

(a)

BC Buyco and Target may amend, modify or supplement this Plan of Arrangement at any time and from time to time, provided that each such amendment, modification or supplement must be (i) set out in writing, (ii) agreed to in writing by the other, (iii) filed with the Court and, if made following the Target Meeting, approved by the Court, and (iv) communicated to holders or former holders of Target Shares, Target Options and Target RSUs if and as required by the Court.

(b)

Any amendment, modification or supplement to this Plan of Arrangement may be proposed by BC Buyco or Target at any time prior to or at the Target Meeting (provided that the other shall have consented thereto in writing), with or without any other prior notice or communication, and, if so proposed and accepted by the persons voting at the Target Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c)

Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Target Meeting shall be effective only if: (i) it is consented to in writing by each of BC Buyco and Target; and (ii) if required by the Court, it is consented to by the Target Shareholders voting in the manner directed by the Court.

8

EXHIBIT B

This SUPPORT AGREEMENT (this "Agreement") is entered into as of December 14, 2009 by and among IAX Acquisition Corporation, a Delaware corporation ("Parent"), IAX Canada Acquisition Company Inc., a corporation incorporated under the laws of the Province of British Columbia and a wholly-owned Subsidiary of Parent ("Subco"), Gordon L. Ellis ("G. Ellis"), Douglas Ellis ("D. Ellis"), David H. Thompson ("Thompson") and Shawn M. Dooley ("Dooley" and, together with G. Ellis, D. Ellis and Thompson, each a "Shareholder" and, collectively, the ("Shareholders"), and, for the purposes of Section 9 hereof only, International Absorbents Inc., a corporation incorporated under the laws of the Province of British Columbia (the "Company").  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Arrangement Agreement (as defined below).

WHEREAS, Parent, Subco and the Company propose to enter into an Arrangement Agreement as of the date hereof (as the same may be amended, restated or otherwise modified from time to time, the "Arrangement Agreement") providing for the acquisition by Subco of all of the outstanding common shares in the capital of the Company (the "Common Shares") for the cash consideration set forth in the Arrangement Agreement (the "Transaction");

WHEREAS, each Shareholder is the record and beneficial owner of the number of Common Shares set forth opposite such Shareholder's name on Schedule A attached hereto (such Common Shares, as the same may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, amalgamation, arrangement, consolidation, reorganization or other change or transaction of or by the Company, together with Common Shares that may be acquired after the date hereof by such Shareholder, including Common Shares issuable upon the exercise of options or warrants to purchase Common Shares or other securities exchangeable for or convertible into Common Shares (as the same may be adjusted as aforesaid), being collectively referred to herein as the "Subject Shares"); and

WHEREAS, as a condition to their willingness to enter into the Arrangement Agreement, Parent and Subco have requested that the Shareholders enter into this Agreement.

NOW, THEREFORE, to induce Parent and Subco to enter into, and in consideration of their entering into, the Arrangement Agreement, and in consideration of the promises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

1.

Representations and Warranties of the Shareholders.  Each Shareholder hereby represents and warrants, on a several basis and solely with respect to such Shareholder, to Parent and Subco as follows:

(a)

Authority.  Such Shareholder has the requisite capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by such Shareholder and, assuming this Agreement constitutes a legal, valid and binding obligation of Parent and Subco, constitutes a legal, valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms.  Neither the execution, delivery or performance of this Agreement by such Shareholder nor the consummation by such Shareholder of the transactions contemplated hereby will (i) require any filing with, or permit, authorization, consent or approval of, any United States (federal, state or local), Canadian (federal, provincial or local), foreign or supra-national government, or governmental, regulatory or administrative authority, agency or commission (each, a "Governmental Body"), (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any tax, lien, claim, charge, encumbrance or other restriction (collectively, a "Lien") upon any of the properties or assets of such Shareholder, including the Subject Shares, under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation (a "Contract") to which such Shareholder is a party or by which such Shareholder or his properties or assets, including the Subject Shares, may be bound or (iii) violate any judgment, order, writ, preliminary or permanent injunction or decree (an "Order") or any statute, law, ordinance, rule or regulation of any Governmental Body (a "Law") applicable to such Shareholder or his Subject Shares, except any of the foregoing which would not impair such Shareholder's ability to perform his obligations under this Agreement or such Shareholder's ability to transfer his Subject Shares to Subco pursuant to the Transaction free and clear of all Liens.

(b)

Subject Shares.  Such Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of the Common Shares set forth opposite such Shareholder's name on Schedule A attached hereto and the certificates representing such Subject Shares, if any, are now, and at all times during the term hereof will be, held by such Shareholder, or by a nominee or custodian for the benefit of such Shareholder, and such Shareholder has good and marketable title to such Subject Shares and at all times during the term hereof and on the Effective Date will have good and marketable title to such Subject Shares, in each case, free and clear of any Liens, proxies, voting trusts or agreements, understandings or arrangements, except for any such Liens or proxies arising hereunder.  Such Shareholder owns of record or beneficially no other Common Shares, has no other rights to purchase or acquire any Common Shares or other securities (as defined in Section 3(a)(10) of the Exchange Act) of the Company and does not control or direct any Common Shares or any other securities (as defined in Section 3(a)(10) of the Exchange Act) of the Company, in each case, other than such Shareholder's Subject Shares.  The Subject Shares set forth opposite such Shareholder's name on Schedule A attached hereto constitute all of the securities (as defined in Section 3(a)(10) of the Exchange Act) of the Company owned of record or beneficially or controlled or directed, directly or indirectly, by such Shareholder.  Such Shareholder has (and will have as of the date of the Meeting and the Effective Time) sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Sections 3(b) and 3(c) hereof, sole power to exercise dissent rights (to the extent such rights are available) and sole power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of such Shareholder's Subject Shares and, in each case, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

(c)

Brokers.  No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transaction or this Agreement based upon arrangements made by or on behalf of such Shareholder.

(d)

Other Agreements.  Other than this Agreement and the Arrangement Agreement, there are not as of the date hereof, and there will not be at the date of the Meeting and the Effective Time, any shareholder agreements, voting trusts or other agreements or understandings relating in any way to any of such Shareholder's Subject Shares or to a Frustrating Transaction (as defined below) or an Acquisition Proposal to which such Shareholder (or any of his affiliates, representatives, or agents) is a party or to which such Shareholder is bound.

(e)

Arrangement Agreement. Such Shareholder understands and acknowledges that Parent and Subco are entering into the Arrangement Agreement in reliance upon such Shareholder's execution and delivery of this Agreement.

2.

Representations and Warranties of Parent and Subco.  Each of Parent and Subco hereby represents and warrants to the Shareholders as follows:

(a)

Authority.  Each of Parent and Subco has the requisite power and authority to execute and deliver this Agreement and to consummate the Transaction.  The execution, delivery and performance of this Agreement by each of Parent and Subco and the consummation of the Transaction have been duly authorized by all necessary action on the part of Parent and Subco.  This Agreement has been duly executed and delivered by each of Parent and Subco and, assuming this Agreement constitutes a legal, valid and binding obligation of the Shareholders and the Company, constitutes a legal, valid and binding obligation of Parent and Subco, respectively, enforceable against Parent and Subco in accordance with its terms.

(b)

Organization and Qualification.  Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Subco is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia.

3.

Covenants of the Shareholders.  Until termination of this Agreement pursuant to Section 11, each Shareholder, on a several basis and, solely with respect to such Shareholder, hereby agrees as follows:

2

(a)

No Shareholder shall (i) tender into any take-over bid, tender or exchange offer or otherwise sell, transfer, pledge, assign or otherwise dispose of (collectively, "Transfer"), or enter into any Contract, option or other arrangement (including any profit sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of such Shareholder's Subject Shares to any person other than Parent or Subco or Parent's designee; provided, that in the event that such Shareholder is not in breach of this Agreement and an Alternative Transaction (as defined below) is approved, such Shareholder shall be entitled to Transfer such Shareholder's Subject Shares in connection with the consummation of the transactions contemplated by such Alternative Transaction, (ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to such Shareholder's Subject Shares or otherwise relinquish control of the voting power with respect to such Shareholder's Subject Shares, (iii) purchase or otherwise voluntarily acquire any Common Shares or other securities of the Company, except for such other securities as will constitute Subject Shares subject to the terms hereof, (iv) take any other action that would in any way restrict, limit or interfere with the performance of his obligations hereunder or the transactions contemplated hereby or (v) do indirectly that which he may not do directly in respect of the restrictions on his rights with respect to such Shareholder's Subject Shares pursuant to this Section 3(a), including, but not limited to, the sale of any direct or indirect holding company of such Shareholder or the granting of a proxy on the shares of any direct or indirect holding company of such Shareholder which would have, indirectly, the effect prohibited by this Section 3(a).

(b)

At the Meeting or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Transaction, the Arrangement Agreement and/or the Arrangement Resolution is sought, such Shareholder shall as requested by Parent or Subco (including, without limitation, by cooperating with Parent and Subco with respect to the irrevocable covenant of such Shareholder pursuant to Section 7 below), vote (or cause to be voted) such Shareholder's Subject Shares in favor of the Arrangement Resolution, the Transaction, the adoption by the Company of the Arrangement Agreement and the approval of the other transactions contemplated by the Arrangement Agreement and any amendment thereto.

(c)

Such Shareholder will exercise all voting rights attaching to such Shareholder's Subject Shares to oppose any proposed action by the Company, its shareholders, any of its subsidiaries or any other person which reasonably could be regarded as being directed to or would be reasonably likely to impede, frustrate, prevent, delay or nullify the Transaction, the Arrangement Agreement or any of the other transactions contemplated by the Arrangement Agreement (collectively, "Frustrating Transactions").  Without in any way limiting the foregoing, at any meeting of the shareholders of the Company or at any adjournment or postponement thereof or in any other circumstances upon which the Company's shareholders' vote, consent or other approval is sought, such Shareholder shall, as requested by Parent or Subco, vote (or cause to be voted) such Shareholder's Shareholders Shares against (i) other than the Transactions, (x) any direct or indirect acquisition or purchase (or any lease, long-term supply agreement or other arrangement having the same economic effect as a purchase), in a single transaction or a series of related transactions, of assets representing 20% or more of the consolidated assets or contributing 20% or more of the consolidated revenue of the Company and its Subsidiaries or 20% or more of the voting or equity securities of the Company or any of its Subsidiaries (or rights or interests therein or thereto) whose assets or revenues, individually or in the aggregate, constitute 20% or more of the consolidated assets or consolidated revenue, as applicable, of the Company and its Subsidiaries; (y) any direct or indirect take-over bid, issuer bid, tender offer, exchange offer, treasury issuance or similar transaction that, if consummated, would result in a Person or group of Persons beneficially owning 20% or more of any class of voting or equity securities or any other equity interests (including securities convertible into or exercisable or exchangeable for equity interests) of the Company or any of its Subsidiaries whose assets or revenues, individually or in the aggregate, constitute 20% or more of the consolidated assets or consolidated revenue, as applicable, of the Company and its Subsidiaries; or (z) a plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets or revenues, individually or in the aggregate, constitute 20% or more of the consolidated assets or consolidated revenue, as applicable, of the Company and its Subsidiaries (collectively, "Alternative Transactions"), (ii) any change in the management or the board of directors of the Company as of the date hereof, (iii) any change in the present capitalization or dividend policy of the Company as of the date hereof, (iv) any amendment of the Company's Organizational Documents or (v) any action or inaction which reasonably would be expected to result in any breach, violation or contravention of the Arrangement Agreement or that would result in any of the conditions set forth in the Arrangement Agreement not being satisfied.  For purposes of clarity, if such Shareholder is not in breach of this Agreement and an Alternative Transaction is approved, such Shareholder shall

3

be entitled to participate in such Alternative Transaction and nothing in this Agreement shall require such Shareholder to exercise dissenter's rights with respect to such Alternative Transaction.

(d)

Such Shareholder hereby authorizes and requests the Company and its counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of such Shareholder's Subject Shares (and that this Agreement places limits on the voting of such Shareholder's Subject Shares).  Such Shareholder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Shareholder's Subject Shares, unless such Transfer is made in compliance with this Agreement.

(e)

Such Shareholder shall furnish to Parent and Subco all information required for any application or other filing to be made pursuant to applicable Law (including all information required to be included in the Information Circular) in connection with the Transaction and the transactions contemplated by the Arrangement Agreement.  Such Shareholder hereby permits the Company, Parent and Subco to publish and disclose in the Information Circular its identity and ownership of such Shareholder's Subject Shares, and the nature of its commitments, arrangements and understandings under this Agreement.

4.

Waiver and Releases.  Each Shareholder hereby waives any rights to dissent from the Transaction or the Arrangement Resolution that such Shareholder may have under applicable Law.  Effective as of the Effective Time, each Shareholder on such Shareholder's own behalf and, as applicable, on behalf of his heirs, successors, assigns, executors and personal representatives hereby releases and discharges the Company and its predecessors, successors, parents, subsidiaries, affiliated entities, divisions and assigns, together with each and every of their officers, directors, stockholders, general partners, limited partners, members, employees and agents and the heirs, personal representatives and executors of the same (herein collectively referred to as the "Company Releasees"), from any and all suits, causes of action, complaints, obligations, demands or claims of any kind, whether in law or in equity, direct or indirect, known or unknown, suspect or unsuspected (hereinafter "Claims"), which such Shareholder ever had, now has, or may have against the Company Releasees or any one of them in relation to the Company arising out of or relating to any matter, thing or event occurring up to and including the Effective Time; provided, however, that nothing herein shall be deemed to release any Claim which a Shareholder may have against the Company (i) arising out of the Arrangement Agreement or this Agreement, including, without limitation the right to receive the consideration contemplated thereunder and the rights to indemnification of directors and officers as set forth therein, (ii) arising under indemnification agreements or arrangements existing as of the date hereof between the Company and its Subsidiaries, on the one hand, and their respective officers or directors, on the other hand, or (iii) under an employment agreement between such Shareholder and the Company, as amended, restated or otherwise modified from time to time.

5.

Notice of Acquisition of Additional Subject Shares.  Each Shareholder hereby agrees, while this Agreement is in effect, to promptly notify Parent and Subco of the number of any Subject Shares acquired by such Shareholder, if any, after the date hereof.

6.

Non-Solicitation.  Without limiting the provisions of Section 14 hereof, each Shareholder, whether acting individually or as an agent of the Company, agrees that such Shareholder shall not (and shall, subject to the provisions of Section 14 hereof, cause each affiliate, agent, trustee or other Person acting on his behalf not to), directly or indirectly, (i) initiate, solicit, propose, endorse, encourage (including by way of furnishing or disclosing information) or take any action to facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to any inquiries, discussions or the making of any proposal (other than the Transactions) with respect to any Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any information or data concerning the Company or any of its Subsidiaries to any Person relating to, any Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, or provide any information or data concerning the Company or any of its Subsidiaries to any Person pursuant to any commercial arrangement, joint venture arrangement, or other existing agreement or arrangement if it is reasonably likely that the Person receiving the confidential information could use such information for purposes of evaluating or developing an Acquisition Proposal or (iii) enter into any contract, agreement or arrangement with any party, in such Shareholder's capacity as a Shareholder, concerning or relating to an Acquisition Proposal or requiring such Shareholder to abandon, terminate or fail to consummate or vote against the Transaction, other than, in each case with Parent, Subco and their respective representatives and agents.

4

Notwithstanding the foregoing, it is acknowledged and agreed that, solely with respect to actions taken by any Shareholder prior to the date hereof (including in connection with the furtherance of any Acquisition Proposal directly or indirectly by such Shareholder), such actions shall not be taken into account for purposes of determining whether any breach by such Shareholder under this Agreement resulted in the transactions contemplated under the Arrangement Agreement from not being consummated.

7.

Grant of Proxy.

(a)

Each Shareholder irrevocably covenants and agrees in favor of Parent and Subco that following receipt of the Information Circular and no later than five Business Days prior to the date of the Meeting, such Shareholder shall deliver or cause to be delivered (including by instructing the participant in the book based system operated by The Canadian Depository for Securities Limited through which such Shareholder holds Subject Shares to arrange for such delivery) to Subco a duly executed proxy (or other appropriate voting instrument) in favor of Subco (or its nominee, as designated to such Shareholder in writing) voting in favor of the Arrangement Resolution and such proxy (or other voting instrument) shall not be revoked unless this Agreement is terminated in accordance with its terms prior to the exercise of such proxy (or other voting instrument).

(b)

Each Shareholder irrevocably covenants and agrees in favor of Parent and Subco that following receipt of any form of proxy (or other appropriate voting instrument) in respect of any of the transactions, actions or matters referred to in Section 3(c) and no later than five Business Days prior to the date of the relevant meeting, such Shareholder shall deliver or cause to be delivered (including by instructing the participant in the book based system operated by The Canadian Depository for Securities Limited through which such Shareholder holds Subject Shares to arrange for such delivery) to Subco a duly executed proxy (or other appropriate voting instrument) in favor of Subco (or its nominee, as designated to such Shareholder in writing) voting against such transaction, action or matter and such proxy (or other voting instrument) shall not be revoked unless this Agreement is terminated in accordance with its terms prior to the exercise of such proxy (or other voting instrument).

8.

Further Assurances.  Each Shareholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further proxies, transfers, assignments, endorsements, consents and other instruments as Parent or Subco may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote such Shareholder's Subject Shares as contemplated by Section 7.

9.

Covenant of the Company.  The Company covenants to Parent and Subco that it will instruct the registrar and transfer agent of the Common Shares, on the date hereof, not to register any Transfer of any certificate representing the Subject Shares of any Shareholder, unless the Company shall have received the prior written consent of Parent or Subco (which consent shall not be unreasonably withheld or delayed in the event that Parent shall reasonably determine, in good faith, that such Transfer would not reasonably be likely to adversely affect the consummation of the Transaction); provided, that (i) such Shareholder shall be entitled to Transfer such Shareholder's Subject Shares pursuant to the Arrangement Agreement and (ii) in the event that such Shareholder is not in breach of this Agreement and an Alternative Transaction is approved, such Shareholder shall be entitled to Transfer such Shareholder's Subject Shares in connection with the consummation of the transactions contemplated by such Alternative Transaction, in each case, without the prior consent of Parent or Subco.

10.

Assignment; Binding Effect.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.  Notwithstanding the foregoing, each of Parent and Subco shall have the right to assign its rights, interests and obligations hereunder to any of its affiliates without the prior written consent of the other parties hereto.

11.

Termination.  This Agreement, and all rights and obligations of the parties hereunder (other than under Sections 4, 11, 12 and 13), shall terminate upon the earliest to occur of (i) twelve (12) months following the termination of the Arrangement Agreement in accordance with the terms thereof, (ii) the mutual written agreement of the parties hereto to terminate this Agreement and (iii) the Effective Time.  Nothing in this Section 11 shall relieve any party from any liability for breach of this Agreement.

5

12.

Capture.

(a)

In the event that the transactions contemplated by the Arrangement Agreement are not consummated due to a breach of this Agreement by any Shareholder and any Subject Shares of a Shareholder are sold, transferred, exchanged, canceled or disposed of in connection with or as a result of any Alternative Transaction which is executed or consummated within twelve (12) months following the date that the Arrangement Agreement is terminated (an "Alternative Disposition") then, in addition to the remedies at law or equity for breach of this Agreement, on the closing of such Alternative Disposition, such Shareholder shall tender and pay to, or shall cause to be tendered and paid to, Subco (or its designee), in immediately available funds, all of the Profit (as defined below) realized by such Shareholder from such Alternative Disposition.  Subject to Section 12(b), "Profit" shall mean an amount equal to the excess, if any, of (i) the Alternative Transaction Consideration (as defined below) over (ii) the Purchase Price.  If the Alternative Transaction Consideration includes any consideration other than cash, such Shareholder may, if not prohibited from transferring any such consideration to Subco (or its designee), transfer, in lieu of cash, a pro rata portion (based on the proportion of the non-cash consideration to the aggregate consideration) of the Profit represented by such other forms of consideration.  "Alternative Transaction Consideration" shall mean all cash, securities, settlement or termination amounts, notes or other debt instruments, and other consideration received or to be received, directly or indirectly, by such Shareholder and his affiliates in connection with or as a result of such Alternative Disposition or any agreements or arrangements (including, without limitation, any employment agreement (except a bona fide employment agreement pursuant to which a Shareholder is required to devote, and under which such Shareholder in good faith intends to devote, substantially all of his business time and effort to the performance of executive services for the Company in a manner substantially similar to such Shareholder's current employment arrangements with the Company), consulting agreement, non-competition agreement, confidentiality agreement, settlement agreement or release agreement) entered into, directly or indirectly, by such Shareholder or any of his affiliates as a part of, or in connection with, the Alternative Disposition or the associated Alternative Transaction.

(b)

For purposes of determining Profits under this Section 12: (i) all securities that are publicly traded shall be valued at the average of the closing prices for the five trading days ending on the date on which the Alternative Disposition closes; (ii) all other non-cash items shall be valued based upon the fair market value thereof as of the date of closing of the Alternative Disposition as determined by an independent expert selected by Parent and who is reasonably acceptable to such Shareholder; (iii) all deferred payments or consideration shall be discounted to reflect a market rate of net present value thereof as determined by the above-referenced independent expert; and (iv) if less than all of a Shareholder's Subject Shares are subject to the Alternative Disposition, the cash consideration set forth in the Arrangement Agreement shall be multiplied by a fraction, the numerator of which is the number of such Shareholder's Subject Shares sold, transferred, exchanged, canceled or disposed of in such Alternative Disposition and the denominator of which is the total number of such Shareholder's Subject Shares.  In the event any contingent payments are included in the consideration for the Alternative Disposition, upon receipt of any such contingent payment, such Shareholder will promptly transfer to Subco (or its designee) any additional amounts that would have been transferred to Subco (or its designee) upon the completion of the Alternative Disposition if such contingent payment had been received at such time.

13.

General Provisions

(a)

Expenses.  Subject to the terms of the Arrangement Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

(b)

Amendments.  This Agreement may not be amended except by an instrument in writing signed by Parent, Subco and each Shareholder as to which such amendment is to be effective.

(c)

Notice.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person or upon confirmation of receipt when transmitted by facsimile transmission or by electronic mail to the respective parties at the addresses set forth below (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 13(c)).  The date of receipt of any such notice or other communication if delivered personally shall be deemed to be the date of delivery thereof, or if sent by facsimile or electronic mail, the date of

6

such transmission if sent during normal business hours on a Business Day, failing which it shall be deemed to have been received on the next Business Day.

if to Parent or Subco:

IAX Acquisition Corporation
c/o Kinderhook Industries, LLC
Attention:  Thomas E. Tuttle

888 Seventh Avenue, 16th Floor
New York, NY  10106
Tel: 212-201-6781
Fax: 212-201-6790
Email: ttuttle@kinderhook.com

with copies (that will not constitute notice to Parent or Subco) to:

Kirkland & Ellis LLP
Citicorp Center
601 Lexington Avenue
New York, New York 10022
Tel:  212-446-4800
Fax:  212-446-6460
Attention:  Jai Agrawal
Email: Jai.Agrawal@kirkland.com

if to the Company:

International Absorbents Inc.
1569 Dempsey Road
North Vancouver, BC
V7K 1S8
Tel: 604-681-6181

Fax: 604-904-4105

Attention: Gordon L. Ellis

Email: gordon@gordann.com

with copies (that will not constitute notice to the Company) to:

McCullough O'Connor Irwin LLP
Attention: Jonathan McCullough
1100 - 888 Dunsmuir Street
Vancouver, BC V6C 3K4 Canada
Tel: 604-687-7077
Fax: 604-687-7099
Email: jmccullough@moisolicitors.com

if to Shareholder:

To the address set forth for such Shareholder in the Company's records from time to time.

(d)

Interpretation.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

7

(e)

Counterparts.  This Agreement may be executed and delivered (including by facsimile or electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(f)

Entire Agreement; No Third-Party Beneficiaries.  This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(g)

Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

(h)

Publicity.  Except as otherwise required by law, court process or the rules of the American Stock Exchange or as contemplated or provided in the Arrangement Agreement (any of the foregoing, a "Required Disclosure"), for so long as this Agreement is in effect, no Shareholder shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement or the Arrangement Agreement without the prior written consent of Parent; provided, that in any case, except for Required Disclosures, no Shareholder will use the name of Parent or Subco or any affiliate thereof without Parent's written permission and will discuss the term and contents of any such release with Parent prior to dissemination.

(i)

Enforcement.  The  parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in a court of the United States (without posting of bond or other security).  This being in addition to any other remedy to which they are entitled at law or in equity.

(j)

Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any manner materially adverse to any party hereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transaction be completed as originally contemplated to the fullest extent possible.

(k)

Waiver of Jury Trial.  Each party to this Agreement hereby waives, to the extent permitted by applicable law, trial by jury in the event of any litigation in any court with respect to, in connection with, or arising out of this Agreement or any ancillary agreement or the validity, protection, interpretation, collection or enforcement thereof.

14.

Shareholder Capacity.  No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company or its affiliates (or who has been designated a director or officer of the Company or its affiliates) makes any agreement or understanding herein in his or her capacity as such director or officer (or with respect to any such designated director or officer, in his capacity as such).  Each Shareholder signs solely in his or her capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Shareholder's Subject Shares and nothing herein shall limit or affect any actions taken by a Shareholder (or such Shareholder's designee(s)) in its capacity as an officer or director of the Company or its affiliates to the extent expressly permitted by the Arrangement Agreement.Legal Advice.  Each Shareholder acknowledges that (a) such Shareholder has read this Agreement in its entirety, understands it and agrees to be bound by its terms and conditions, and has been granted the opportunity to ask questions of, and to receive answers from, the Company's legal counsel concerning the terms and conditions of this Agreement; (b) such Shareholder has been advised to seek independent legal advice and has received such advice or has, without undue influence, elected to waive the benefit of any such advice; and (c) such Shareholder is entering into this Agreement voluntarily.

8

IN WITNESS WHEREOF, Parent, Subco, the Company and each Shareholder have signed, or caused this Support Agreement to be signed by its officer duly authorized, all as of the date first written above.

INTERNATIONAL ABSORBENTS INC.
By:	/s/ Gordon L. Ellis
Name:	Gordon L. Ellis
Title:	President

IAX ACQUISITION CORPORATION

By:	/s/ Thomas L. Tuttle
Name:	Thomas L. Tuttle
Title:	President

IAX CANADA ACQUISITION COMPANY INC.
By:	/s/ Thomas L. Tuttle
Name:	Thomas L. Tuttle
Title:	Director

/s/ Gordon L. Ellis
Gordon L. Ellis

/s/ Douglas E. Ellis
Douglas E. Ellis

/s/ David H. Thompson
David H. Thompson

/s/ Shawn M. Dooley
Shawn M. Dooley

SCHEDULE A

Shareholder	Number of Common Shares	Number of Common Shares issuable upon conversion of outstanding restricted stock grants	Number of Common Shares issuable upon exercise of outstanding options
Gordon L. Ellis	396,851	9,390	128,170
Douglas E. Ellis	168,389	9,390	128,170
Shawn M. Dooley	113,334	9,390	128,170
David H. Thompson	38,751	9,390	128,170
TOTAL	717,325	37,560	512,680

Exhibit C-1

[CapitalWest Partners Letterhead]

[___________], 2010

IAX Acquisition Corporation
c/o Kinderhook Industries, LLC
Attention:  Thomas E. Tuttle
888 Seventh Avenue, 16th Floor
New York, NY  10106

IAX Canada Acquisition Company Inc.
c/o Kinderhook Industries, LLC
Attention:  Thomas E. Tuttle
888 Seventh Avenue, 16th Floor
New York, NY  10106

International Absorbents Inc.
1569 Dempsey Road
North Vancouver, BC
V7K 1S8

RE:

International Absorbents Inc.

Reference is hereby made to the letter agreement, dated April 14, 2009, between International Absorbents Inc. ("IAX") and CapitalWest Partners ("CapWest") (the "Engagement Letter").  This letter is being delivered pursuant to Section 6.02(e) of the Arrangement Agreement, dated as of December 14, 2009 (the "Agreement"), by and among, IAX, IAX Acquisition Corporation ("Parent") and IAX Canada Acquisition Company Inc. ("Subco").

CapWest hereby confirms that all amounts due to CapWest under the Engagement Letter have been paid in full, including, without limitation, the fees and expenses required by paragraphs 8 and 9 thereof.  Accordingly, CapWest hereby (i) releases IAX from all of IAX's obligations under the Engagement Letter and (ii) acknowledges and agrees that none of IAX, its subsidiaries or any of their respective successors in interest (including Parent and Subco) shall have any liability thereunder, except, in each case, for IAX's indemnification obligations pursuant to paragraph 13 of the Engagement Letter (the "Indemnification Provisions").  For the avoidance of doubt, paragraphs 12, 13 and 14 of the Engagement Letter shall survive the execution and delivery of this letter and the consummation of the transactions contemplated by the Agreement.  CapWest confirms that it is not currently aware of any information or event which may lead to a claim under the Indemnification Provisions.

* * * * *

International Absorbents Inc.
[___________,] 2010

Very truly yours,

CAPITALWEST PARTNERS

By:

__________________________

Name:

Fred Wright

Title:

Partner

Exhibit C-2

[Arctic Acquisitions Inc. Letterhead]

[___________], 2010

IAX Acquisition Corporation
c/o Kinderhook Industries, LLC
Attention:  Thomas E. Tuttle
888 Seventh Avenue, 16th Floor
New York, NY  10106

IAX Canada Acquisition Company Inc.
c/o Kinderhook Industries, LLC
Attention:  Thomas E. Tuttle
888 Seventh Avenue, 16th Floor
New York, NY  10106

International Absorbents Inc.
1569 Dempsey Road
North Vancouver, BC
V7K 1S8

RE:

International Absorbents Inc.

Reference is hereby made to the letter agreement, dated August 3, 2009, between International Absorbents Inc. ("IAX") and Arctic Acquisitions Inc. ("Arctic") (the "Arctic Letter").  This letter is being delivered pursuant to Section 6.02(e) of the Arrangement Agreement, dated as of December 14, 2009 (the "Agreement"), by and among, IAX, IAX Acquisition Corporation ("Parent") and IAX Canada Acquisition Company Inc. ("Subco").

Arctic hereby confirms that all amounts due to Arctic under the Arctic Letter have been paid in full, including, without limitation, the requirement to reimburse Arctic for the expenses described therein in accordance with the terms and conditions of the Arctic Letter.  Accordingly, Arctic hereby (i) releases IAX from all of IAX's obligations under the Arctic Letter and (ii) acknowledges and agrees that none of IAX, its subsidiaries or any of their respective successors in interest (including Parent and Subco) shall have any liability thereunder.

* * * * *

International Absorbents Inc.
[___________,] 2010

Very truly yours,

ARCTIC ACQUISITIONS INC.

By:

__________________________

Name:

Gordon L. Ellis

Title:

President

Exhibit D

FIRPTA CERTIFICATE of ABSORPTION CORP.

Reference is made to the Arrangement Agreement, dated as of December 14, 2009 (the “Agreement”), by and among International Absorbents Inc., a corporation organized under the laws of the Province of British Columbia (“Target”), IAX Acquisition Corporation, a Delaware corporation (“Parent”), and IAX Canada Acquisition Company Inc., a corporation organized under the laws of the Province of British Columbia (“Subco”).  Absorption Corp., a Nevada Corporation (the “Company”), is a wholly-owned subsidiary of Target.  This certificate is delivered to Parent and Subco in satisfaction of the requirement set forth in Section 6.01(l) of the Agreement.

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a United States real property interest (as defined in Section 897(c) of the Code) must withhold tax if the transferor is a foreign person.  To inform Parent that withholding of tax is not required in connection with the disposition of an interest in the Company, pursuant to a Code Section 338(g) election made in connection with the Agreement, the undersigned hereby certifies the following on behalf of the Company:

1.

This notice is provided pursuant to the requirements of Treasury Regulation Sections 1.897-2(h)(2) and 1.1445-2(c)(3).

2.

The Company’s U.S. taxpayer identification number is 88-0209807.

3.

The Company’s office address is:

6960 Salashan Pkwy
Ferndale WA 98248

4.

The Company is not as of the date of this certification, and was not at any time during the five (5) year period ending on the date of this certification, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code and the applicable Treasury Regulations and, as of the date of this certification, the outstanding capital stock of the Company did not constitute a United States real property interest within the meaning of Section 897(c) of the Code.

The Company understands that this certification may be disclosed to the Internal Revenue Service.

Under penalties of perjury, the undersigned, David Thompson, in his capacity as the Chief Financial Officer of the Company, and not in his individual capacity, certifies that, as of the date indicated below, and to the best of his knowledge and belief, the information in this certificate is true, correct and complete. The undersigned further declares that he has authority to sign this document on behalf of the Company.

Absorption Corp.

By:  _______________________

Title:  ______________________

Date:  ________________________

Exhibit E

FORM OF NON-COMPETITION AGREEMENT

This NON-COMPETITION AGREEMENT (this "Agreement") is dated as of ________________, 2010, by and among IAX Acquisition Corporation, a Delaware corporation ("Parent"), IAX Canada Acquisition Company Inc., a corporation incorporated under the laws of the Province of British Columbia and a wholly-owned Subsidiary of Parent ("Subco"), Absorption Corp., a Nevada corporation (the "Company") and [name of Management Shareholder] ("Seller").  Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in Section 1.

WHEREAS, immediately prior to the date hereof, Seller is the beneficial owner of certain shares of International Absorbents Inc., a corporation incorporated under the laws of the Province of British Columbia and the holder of all of the outstanding capital stock of the Company ("IAX");

WHEREAS, pursuant to the Arrangement Agreement by and among Parent, Subco and the Company, dated December 14, 2009 (the "Arrangement Agreement"), Parent, through Subco, shall acquire all of the outstanding common shares of IAX and shall become the holder of all of the capital stock of the Company and, in exchange, the holders of the common shares of IAX (including Seller) shall be entitled to receive $4.75 per share in accordance with the terms of the Arrangement Agreement; and

WHEREAS, Seller's agreement to be bound by this Agreement is a condition to, and material inducement for, Parent and Subco to consummate the transactions contemplated under the Arrangement Agreement, and accordingly, the parties hereto desire to enter into this Agreement to satisfy such condition and to so induce Parent and Subco.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Arrangement Agreement, and other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the parties hereto agree as follows:

1.

Definitions.  In this Agreement:

"Affiliate" means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person.  As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

"Person" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

"Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or other business entity.

2.

Inventions and Patents.  Seller agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to IAX's or the Company's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Seller while employed by IAX, the Company or any of their Subsidiaries ("Work Product") belong to IAX, the Company or such Subsidiary.  Seller will promptly disclose such Work Product to the Company and perform all actions reasonably requested by the Company to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

3.

Non-Solicitation and Non-Competition.

(a)

Seller agrees that during the period beginning on the date hereof and ending on the fifth anniversary of the date hereof (the "Non-Solicitation Period"), Seller shall not directly or indirectly (i) induce or attempt to induce any officer, employee, salesperson, representative or agent of the Company, its Subsidiaries or its Affiliates (an "Employee") to leave the employ of the Company, its Subsidiaries or its Affiliates, (ii) hire any Employee or any Person who was an Employee during the one year period prior to the date hereof or during the Non-Solicitation Period, except such Persons whose employment with the Company, its Subsidiaries or its Affiliates was terminated by the Company (other than for cause) at least one year prior to date of hiring, or (iii) in any other way interfere with the relationship between the Company, its Subsidiaries or its Affiliates, on the one hand, and any Employee, customer, supplier, or potential customer or supplier of the Company, its Subsidiaries or its Affiliates, on the other hand.

(b)

Seller agrees that during the period beginning on the date hereof and ending on the fifth anniversary of the date hereof (the "Non-Compete Period"), Seller shall not, without the prior written consent of the Company, directly or indirectly, anywhere in the world (the "Territory") (i) form, acquire, finance, operate, control or otherwise become associated with an enterprise which is substantially the same as, or competitive with, the business of the Company or any of its Subsidiaries, as conducted or proposed to be conducted (a "Competing Business") or (ii) for the purpose of conducting or engaging in a Competing Business, call upon, solicit, advise or otherwise do, or attempt to do, business with any clients, suppliers, customers or accounts of the Company, its Subsidiaries or its Affiliates.

(c)

Seller acknowledges and agree that any materials developed by, the Company or any of its employees, Affiliates or representatives (i) are the property of the Company and (ii) are confidential, shall be maintained as confidential by Seller and shall not be disclosed to any other Person.  In the event Seller is required by law to disclose any such confidential information or materials, Seller shall promptly notify the Company in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and shall cooperate with the Company to obtain a protective order and otherwise preserve the confidentiality of such information or materials consistent with applicable law.  Information or materials subject to the confidentiality obligations in this Section 3(c) does not include any information or materials which (x) at the time of disclosure is generally available to or known by the public (other than as a result of its disclosure in breach of this Agreement) or (y) becomes available on a non-confidential basis from a Person who is not known to be bound by a confidentiality agreement or who is not otherwise prohibited from transmitting the information or materials.

(d)

Seller agrees that (i) the covenants set forth in Section 3(a) and/or 3(b) are reasonable in temporal and geographical scope and in all other respects, and (ii) the covenants contained herein have been made in order to satisfy the conditions under, and to induce Parent and Subco to enter into, the Arrangement Agreement.

(e)

The Company and Seller intend that the covenants of Section 3(b) shall be deemed to be a series of separate covenants, one for each county or province of each and every state, territory or jurisdiction of each country within the Territory and one for each month of the Non-Compete Period.

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(f)

If, at the time of enforcement of Section 3(a) and 3(b), a court shall hold that the duration or scope stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration or scope under such circumstances shall be substituted for the stated duration or scope and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period and scope permitted by law.

(g)

Seller recognizes and affirms that in the event of its breach of any provision of Section 3(a) or 3(b), money damages would be inadequate and the Company would have adequate remedy at law.  Accordingly, Seller agrees that in the event of a breach or a threatened breach of any of the provisions of Section 3(a) or 3(b), the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).  In addition, in the event of a breach or violation of Section 3(a) or 3(b), the Non-Solicitation Period or the Non-Compete Period, respectively, shall be tolled until such breach or violation has ceased.

4.

Notices.  Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person, (b) on the date of transmission if sent during normal business hours on a business day (otherwise, if shall be deemed to have been reviewed on the next business day) by facsimile transmission or by electronic mail to the respective parties at the address set forth below (or such other address for  a party hereto as shall be specified in a written notice given in accordance with this Section 4), (c) upon delivery, if delivered by a nationally known commercial courier service providing next day delivery service (such as Federal Express), or (d) upon delivery, or refusal of delivery, if deposited in the U.S. mail, certified or registered mail, return receipt requested, postage prepaid:

To Seller:

To the address set forth for Seller in the Company's records from time to time.

To the Company, Parent and Subco:

Absorption Corp.
6960 Salashan Parkway

Ferndale, WA 98248

Attn: David Thompson, CFO

Tel: 360-734-7415

Fax: 360-734-5009

Email: dthompson@absorption-corp.com

with a copy to (which shall not constitute notice to the Company):

Kinderhook Industries, LLC
888 Seventh Avenue, Suite 1600
New York, NY  10106
Attn:  Thomas Tuttle
Fax:   (212) 201-6790
E-mail:  ttuttle@kinderhookllc.com

and

Kirkland & Ellis LLP

601 Lexington Avenue
New York, NY  10022
Attn:  Jai Agrawal
Fax:   (212) 446-6460
Email:  jai.agrawal@kirkland.com

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5.

Miscellaneous.

(a)

No Employment.  Nothing contained in this Agreement shall be deemed to obligate the Company, its Subsidiaries or its Affiliates to employ Seller in any capacity whatsoever or to prohibit or restrict the Company (or its Subsidiaries or its Affiliates) from terminating the employment of Seller at any time or for any reason whatsoever, with or without cause.

(b)

Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c)

Complete Agreement.  This Agreement, together with the Arrangement Agreement and the other agreements referenced therein, embody the complete agreement and understanding among the parties and supersede and preempt any and all prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)

Counterparts.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e)

Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns; provided, that this Agreement shall not be assignable by any party hereto, except that the Company may assign its rights hereunder (i) to any of its Subsidiaries or its Affiliates or (ii) to any purchaser, directly or indirectly, of (A) more than 50% of the voting securities of the Company (whether by merger, consolidation, sale, arrangement, amalgamation, transfer or otherwise) or (B) all or substantially all of the assets of the Company.

(f)

Governing Law; Jurisdiction; Waiver of Jury Trial.  THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS DELIVERED PURSUANT HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUDING ANY CONFLICT OF LAW RULE OR PRINCIPLE THAT WOULD REFER TO THE LAWS OF ANOTHER JURISDICTION).  EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE OF DELAWARE, IN ANY ACTION OR PROCEEDING THAT IS OTHERWISE PERMITTED UNDER THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MUST BE BROUGHT AND/OR DEFENDED IN SUCH COURT.  EACH PARTY HERETO CONSENTS TO SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY THE APPLICABLE LAW OF THE FORUM IN ANY ACTION BROUGHT UNDER OR ARISING OUT OF THIS AGREEMENT, AND EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT EACH MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

(g)

Remedies.  Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its

4

sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(h)

Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of all of the parties hereto.

*   *   *   *

5

IN WITNESS WHEREOF, the parties hereto have executed this Non-Competition Agreement as of the date first written above.

INTERNATIONAL ABSORBENTS INC.
By:
Name:
Title:

IAX ACQUISITION CORPORATION
By:
Name:
Title:

IAX CANADA ACQUISITION COMPANY INC.
By:
Name:
Title:

ABSORPTION CORP.
By:
Name:
Its:

[Name of Management Shareholder]

Exhibit F

MANAGEMENT SHAREHOLDERS

Shareholder	Number of Common Shares	Number of Common Shares issuable upon conversion of outstanding restricted stock grants	Number of Common Shares issuable upon exercise of outstanding options
Gordon L. Ellis	396,851	9,390	128,170
Douglas E. Ellis	168,389	9,390	128,170
Shawn M. Dooley	113,334	9,390	128,170
David H. Thompson	38,751	9,390	128,170
TOTAL	717,325	37,560	512,680